Exhibit 10.13

CONTRIBUTION AGREEMENT

by and among

APEX OIL COMPANY, INC.,

PETROLEUM FUEL & TERMINAL COMPANY,

WORLD POINT TERMINALS, LP,

and

CENTER POINT TERMINAL COMPANY, LLC

Dated as of December 16, 2014

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TABLE OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit A – Description of Real Property

Exhibit B – Terminal Permits/Contracts

Exhibit C – Inventories

Exhibit D – Form of Special Warranty Deed

Exhibit E – Form of Bill of Sale

Exhibit F – Form of Terminal Contracts Assignment and Assumption Agreements

Schedules

World Point Disclosure Schedules

Schedule 3.4 – No Conflict; Required Filings and Consents

PF&T Disclosure Schedules

Schedule 2.5 – Environmental Responsibilities Addendum

Schedule 2.6 – Form of Amendment to Terminaling Services Agreement

Schedule 4.3 – No Conflict; Required Filings and Consents

Schedule 4.5 – Licenses, Permits

Schedule 4.6 – Litigation, Laws and Regulations

Schedule 4.9 – Environmental Matters

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CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT, dated as of December 16, 2014 (this “Agreement”), is by and among Apex Oil Company, Inc., a Missouri corporation (“Apex”), Petroleum Fuel & Terminal Company, a Missouri corporation and a wholly owned subsidiary of Apex (“PF&T”), World Point Terminals, LP, a Delaware limited partnership (the “Partnership”), and Center Point Terminal Company, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership (“Center Point”).

RECITALS

A.        PF&T desires to contribute, transfer, assign and convey to the Partnership in accordance with the terms of this Agreement, and the Partnership desires to acquire from PF&T in accordance with the terms of this Agreement, the Terminal Assets (as defined below) (such transaction being the “Contribution ”).

B.        The Conflicts Committee has previously (i) received a fairness opinion from its financial advisor as to the consideration to be paid by the Partnership in consideration of the Contribution and (ii) found the Contribution to be fair and reasonable to, and in the best interest of, the Partnership and its public holders of Common Units and recommended that the board of directors of WPT GP, LLC (the “Board of Directors”) approve the Contribution and this Agreement, and, subsequently, the Board of Directors has approved the Contribution and this Agreement.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1      Certain Defined Terms.  For purposes of this Agreement:

“Adverse Consequences” means all actions, hearings, charges, complaints, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs (including court costs and investigative and remedial costs), amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, fees and expenses (including reasonable attorneys’ and accountants’ fees).

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. Notwithstanding current and/or future factual circumstances relating to some common ownership and elements of control as may exist among all the Parties, for purposes of this Agreement: (1) Center Point is an Affiliate and Subsidiary of the Partnership, (2) PF&T is an Affiliate and Subsidiary of Apex, (3) Neither Center Point nor the Partnership is an Affiliate or Subsidiary of Apex or PF&T, and (4) Neither Apex nor PF&T is an Affiliate or Subsidiary of Center Point or the Partnership.

“Amendment to Terminaling Services Agreement” has the meaning set forth in Section 2.6.

“Ancillary Agreements” means all agreements, documents and instruments required to be delivered by any Party hereto or its Affiliates pursuant to or in connection with this Agreement or the transactions contemplated hereby, including the Conveyance Documents, the Amendment to Terminaling Services Agreement, the Environmental Responsibilities Addendum and any customary closing affidavits or certificates.

“Apex” has the meaning set forth in the preamble.

“Apex Protected Parties” has the meaning set forth in Section 8.1(b).

“Applicable Law” means any law or administrative rule or regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree that relates to a party in a particular context.

“Board of Directors” has the meaning set forth in the recitals.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Applicable Law to be closed in the City of Greensboro, North Carolina.

“Center Point” has the meaning set forth in the preamble.

“CERCLA” means Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

“Closing” has the meaning set forth in Section 2.7.

“Closing Date” has the meaning set forth in Section 2.7.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” has the meaning given to such term in the World Point Partnership Agreement.

“Conflicts Committee” means the Conflicts Committee of the Board of Directors of WPT GP, LLC.

“Consideration” means 1,550,000 Common Units.

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“Contribution” has the meaning set forth in the recitals.

“control,” including the terms “controlled by” and “ under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Conveyance Documents” has the meaning set forth in Section 6.3(a).

“Disclosure Schedules” means the PF&T Disclosure Schedules or the World Point Disclosure Schedules, as the context requires.

“DLLCA” means the Delaware Limited Liability Company Act.

“DRULPA” means the Delaware Revised Uniform Limited Partnership Act.

“Environmental Claims” has the meaning set forth in the Environmental Responsibilities Addendum attached as Schedule 2.5.

“Environmental Laws” means, all federal, state, and local laws, statutes, rules, regulations, ordinances, judgments, codes, injunctions, decrees, Environmental Permits and other legally enforceable requirements and rules of common law relating to (a) pollution or protection of the environment or natural resources, (b) any Release or threatened Release of, or any exposure of any Person or property to, any Hazardous Substance and (c) the generation, manufacture, processing, distribution, use, treatment, storage, transport or handling of any Hazardous Substance, including, without limitation, CERCLA, the Superfund Amendments Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Oil Pollution Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act and other environmental conservation and protection laws, each as amended through and existing as of the Closing Date.

“Environmental Permits” means all permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or authorizations of any Governmental Authority under any Environmental Law.

“Environmental Responsibilities Addendum” has the meaning set forth in Section 2.5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

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“Excluded Assets” means any assets of PF&T that are not included within the Terminal Assets including (a) cash and cash equivalents of PF&T or its Affiliates, (b) the claims of PF&T under its insurance policies of every nature and description including any refundable premiums relating to such policies, and (c) all accounts receivable and payable of PF&T or its Affiliates existing on and attributable to any period prior to the Closing with respect to the Terminal Facility and any rights to refunds of sums paid by or on behalf of PF&T or its Affiliates prior to the Closing, (d) any property of any type not currently located at or about the Terminal Facility, including computer systems located at PF&T’s headquarters facility, (e) any property (including hydrocarbons) owned by customers (including Apex in its capacity as a customer), contractors or other third parties located in, on, or at the Terminal Facility, and (f) any right to use the “Petroleum Fuel & Terminal Company”, “PF&T” or “Apex Oil Company” names, logos, trademarks, servicemarks or designs.

“Fixed Assets”: see the definition of Terminal Assets.

“GAAP” means United States generally accepted accounting principles and practices as in effect on the date hereof.

“Governmental Authority” means any federal, state, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury).

“Hazardous Substance” means (a) any substance that is designated, defined or classified as a hazardous waste, hazardous material, pollutant, contaminant or toxic or hazardous substance, or terms of similar meaning, or that is otherwise regulated under any Environmental Laws, including, without limitation, any hazardous substance as such term is defined under CERCLA and further including lead-based containing paints or coatings, (b) petroleum, petroleum products, natural gas, crude oil, gasoline, fuel oil, motor oil, waste oil, diesel fuel, jet fuel and other petroleum hydrocarbons, whether refined or unrefined, and (c) radioactive materials, asbestos, whether in a friable or a non-friable condition, and polychlorinated biphenyls.

“Indemnified Party” has the meaning set forth in Section 8.2(a).

“Indemnifying Party” has the meaning set forth in Section 8.2(a).

“Knowledge” means, in the case of World Point or Center Point, the actual knowledge of Steven G. Twele or Kenneth E. Fenton, and, in the case of Apex or PF&T, the actual knowledge of Christopher J. Schmitt or Kenneth E. Fenton, in each case after due inquiry.  For purposes of the foregoing definition, “due inquiry” shall mean (i) a reasonable investigation of documents in the files of such Party, (ii) reasonable inquiry of those officers of, or Persons performing similar functions for, such Party who have responsibility for the matter as to which a particular representation or warranty relates and (iii) a review with the principal accounting, tax and legal advisors of such Party with respect to all relevant matters covered by the representations and warranties of such Party.

“Inventories”: see the definition of Terminal Assets.

“lien” means any charge, claim, limitation, condition, equitable interest, mortgage, lien, option, pledge, security interest, easement, encroachment, right of first refusal, adverse claim or restriction of any kind, including any restriction on or transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership.

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“Material Adverse Effect” means, with respect to World Point or Center Point, on the one hand, or Apex or PF&T, on the other hand, a material adverse effect on or material adverse change in (i) the assets, liabilities, financial condition or results of operation of such Person, taken as a whole or (ii) the ability of such Person to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

“Nonassignable Assets” has the meaning set forth in Section 2.3.

“Notice” has the meaning set forth in Section 9.5.

“Omnibus Agreement” means that certain Omnibus Agreement dated as of August 14, 2013 among Apex, World Point Terminals, Inc., the Partnership, WPT GP, LLC, CPT 2010, LLC and Center Point.

“Partnership SEC Documents” has the meaning set forth in Section 3.5.

“Party” means any of Apex, PF&T, Center Point or the Partnership and “Parties” refers to those entities collectively.

“Permits” means licenses, permits, agreements, and authorizations issued or granted or waived by Governmental Authorities that are necessary for the conduct of a Party’s business as now being conducted.

“Permitted Liens” means (i) such liens, encumbrances, claims, easements or other matters set forth in Schedule B-II of that certain Commitment for Title Insurance issued on October 9, 2014 by Fidelity National Title Insurance Company, commitment no. 14GB098832, (ii) immaterial defects and irregularities in title, encumbrances, exceptions and other matters that, singularly or in the aggregate, will not materially interfere with the ownership, use, value, operation or maintenance of the Terminal Facility; (iii) liens for Taxes that are not due and payable; (iv) pipeline, utility and similar easements and other rights in respect of operations, provided that such easements and other rights will not materially interfere with the ownership, use, value, operation or maintenance of the Terminal Facility; (v) any encroachments or encumbrances shown or that would be ascertained by a current and accurate survey and inspection of the Terminal Facility, (vi) all restrictions on the use of the Terminal Facility arising as a result of the application of zoning and similar laws, and (vii) any other matters approved by PF&T in writing.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“PF&T” has the meaning set forth in the preamble.

“PF&T Disclosure Schedules” has the meaning set forth in Article IV.

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“Post-Closing Period” has the meaning given in Section 5.8(c).

“Pre-Closing Period” has the meaning given in Section 5.8(c).

“Real Property”: see the definition of Terminal Assets.

“Release” has the meaning set forth in 42 U.S.C. § 9601(22).

“Representatives” means, with respect to any Person, officers, directors, managers, members, general partners, principals, employees, advisors, attorneys, auditors, agents, bankers and other representatives of such Person.

“Retained Liabilities” has the meaning set forth in Section 2.5.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Straddle Period” has the meaning given in Section 5.8(c).

“Subsidiary” means, with respect to any Person, any other Person controlled by such first Person, directly or indirectly, by means of ownership of 50% or more of the equity interests in such Person having the right to vote for corporate directors or individuals having similar rights to direct the affairs of such Person.

“Tax” means any and all U.S. federal, state, local or foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, capital stock, profits, license, license fee, environmental, customs duty, unclaimed property or escheat payments, alternative fuels, mercantile, lease, service, withholding, payroll, employment, unemployment, social security, disability, excise, severance, registration, stamp, occupation, premium, property (real or personal), windfall profits, fuel, value added, alternative or add on minimum, estimated or other similar taxes, duties, levies, customs, tariffs, imposts or assessments (including public utility commission property tax assessments) imposed by any Governmental Authority, together with any interest, penalties or additions thereto payable to any Governmental Authority in respect thereof.

“Tax Return” means any return, declaration, report, statement, election, claim for refund or other written document, together with all attachments, amendments and supplements thereto, filed with or provided to, or required to be filed with or provided to, a Governmental Authority in respect of Taxes.

“Terminal Assets” means the following:

(a)      Real Property.   The fee properties, easements, servitudes, rights-of-way, improvements, fixtures, component parts, other constructions, and other real property interests relating to the Terminal Facility, as described in Exhibit A to this Agreement, including all real property rights appurtenant thereto (the “Real Property”);

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(b)     Fixed Assets.  The Terminal Facility equipment, machinery, vehicles, pipelines, piping, pumps, storage tanks, loading racks, appurtenances, materials, spare parts, furniture, tools, supplies, computers, printers and other personal property which are located on the Real Property on the Closing Date together with the benefits of any manufacturer’s or vendor’s warranties or undertakings related thereto to the extent transferrable by PF&T (the “Fixed Assets”);

(c)     Terminal Permits/Contracts. To the extent transferrable, the Permits relating to the ownership and operation of the Terminal Facility (the “Terminal Permits”) and further the currently in-force material contracts relating to the ownership and/or operation of the Terminal Facility that are described in Exhibit B attached to this Agreement (the “Terminal Contracts”);

(d)     Inventories. The inventories described on Exhibit C attached to this Agreement (the “Inventories”);

(e)     Records. The material files, records and other information relating to the Terminal Facility and which are not privileged or proprietary (the “Records”). Such records include copies of all Terminal Permits, Terminal Contracts, tank and pipeline inspection and service records, and copies of any equipment, emergency response and operating procedure manuals that are in the possession of PF&T.

“Terminal Facility Financial Statements” has the meaning set forth in Section 4.4(a).

“Terminal Facility Liabilities” means all of the following liabilities and obligations arising out of or relating to the business conducted using any of the Terminal Assets, or the ownership, operation or use of the Terminal Assets, whether arising before, on or after the Closing Date (except as otherwise provided with respect to the liabilities and obligations identified in clauses (a), (c) and (d) of this definition):

(a)          all contractual liabilities and obligations under the Terminal Contracts arising on or after the Closing Date;

(b)          all liabilities and obligations relating to any customer deposits and customer advances in connection with the business conducted using the Terminal Assets;

(c)          unless otherwise provided for in Section 5.8 of this Agreement, all liabilities and obligations associated with the Terminal Assets in respect of Taxes for periods commencing on or after the Closing Date; and

(d)         all liabilities and obligations (contingent or otherwise) arising out of any claim, litigation or proceeding relating to the ownership or operation of the Terminal Assets on or after the Closing or the business conducted or operating using any of the Terminal Assets on or after the Closing Date; provided, however, that the Terminal Facility Liabilities shall not include liabilities relating to the Excluded Assets.

“Terminal Facility Pro-Forma Statements” has the meaning set forth in Section 4.4(a).

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“Terminal Contracts”: see the definition of Terminal Assets.

“Terminal Facility” means PF&T’s storage terminal located in Greensboro, North Carolina commonly known and numbered as 6900 West Market Street, Greensboro, NC 27409, including the Terminal Assets.

“Terminal Permits”: see the definition of Terminal Assets.

“Title Company” means an authorized agent of Fidelity National Title Insurance Company.

“Title Policy” means an ALTA Owner’s Policy of Title Insurance to be issued by the Title Company on behalf of Fidelity National Title Insurance Company for the full value of the Consideration, naming Center Point as the insured, and insuring that, after the Closing, Center Point has fee simple title to the Real Property, subject only to the Permitted Liens, and with such endorsements as Center Point may require.

“Transfer Taxes” has the meaning set forth in Section 5.8(b).

“World Point Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of World Point Terminals, LP, dated as of August 14, 2013, as amended from time to time.

ARTICLE II
THE CONTRIBUTION

Section 2.1      The Asset Contribution.  Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date,

(a)         PF&T shall contribute, transfer, assign and convey all of PF&T’s right, title and interest in and to the Terminal Assets to the Partnership, free and clear of all liens other than Permitted Liens, in exchange for the Consideration and the Partnership shall acquire the Terminal Assets from PF&T; and

(b)         The Partnership shall contribute, transfer, assign and convey all of the Partnership’s right, title and interest in and to the Terminal Assets to Center Point, free and clear of all liens other than Permitted Liens, and Center Point shall acquire the Terminal Assets from the Partnership.

Section 2.2      Assumed Liabilities.  In connection with the Contribution, as of the Closing Date, Center Point shall assume and agree to duly and timely pay, perform and discharge all of the Terminal Facility Liabilities (other than Retained Liabilities and other than liability with respect to certain Environmental Claims to the extent PF&T and/or Apex may be liable therefor under the terms of the Environmental Responsibilities Addendum), to the full extent that PF&T had been, prior to the Closing Date, or would have been in the future, obligated to pay, perform and discharge the Terminal Facility Liabilities but for the Contribution and the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Terminal Facility Liabilities shall not (a) waive any valid defense that was available to PF&T with respect to the Terminal Facility Liabilities, or (b) enlarge any rights or remedies of any third party under any of the Terminal Facility Liabilities.

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Section 2.3      Nonassignable Assets.  Nothing in this Agreement, nor the consummation of the transactions contemplated hereby or thereby shall be construed as an attempt or agreement to assign any Terminal Assets which by their terms or by Applicable Law are nonassignable without the consent of a third party or a Governmental Authority or are cancelable by a third party in the event of an assignment without consent (the “Nonassignable Assets”) unless and until such consent shall have been obtained. When and if such consents are obtained, to the extent permitted by Applicable Law and the terms of the applicable Nonassignable Asset, the assignment of the Nonassignable Asset subject thereto shall become effective automatically as of the date hereof, without further action on the part of any Party. The Parties agree to use their commercially reasonable efforts, at the sole cost and expense (including reasonable attorney’s fees) of PF&T, to obtain on a timely basis the consents required to assign the Nonassignable Assets. In the event consents to the assignment of a Nonassignable Asset cannot be obtained, to the extent permitted by Applicable Law and the terms of the applicable Nonassignable Asset, such Nonassignable Asset shall be held from and after the Closing Date by PF&T in trust for Center Point and the covenants and obligations thereunder shall be performed by Center Point in the name of PF&T and all benefits, obligations and liabilities existing thereunder shall be for Center Point’s account.

Section 2.4      Excluded Assets.  Center Point agrees and acknowledges that it shall not be granted, contributed, transferred, assigned or conveyed, and the Terminal Assets shall not include, any of the Excluded Assets.  Without limiting the generality of the foregoing, the Excluded Assets include all accounts receivable that relate to storage and terminaling services rendered utilizing the Terminal Assets prior to Closing and the Partnership and Center Point agree that they shall remit to PF&T any payments that either of them receives in respect of such accounts receivable.

Section 2.5      Retained Liabilities.  The Parties shall execute and deliver at Closing an agreement in the form of Schedule 2.5 attached to this Agreement (the “Environmental Responsibilities Addendum”), setting out the responsibilities of Apex and PF&T, on the one hand, and Center Point and the Partnership on the other, with respect to certain environmental liabilities and which Environmental Responsibilities Addendum shall be the sole agreement governing the responsibilities of the Parties with respect to Environmental Claims. As specified in the Environmental Responsibilities Addendum, Apex and PF&T shall retain responsibility, as of the Closing, for certain claims or matters allocated to it in the Environmental Responsibilities Addendum, while Center Point and the Partnership shall assume responsibility, as of the Closing, for other environmental liabilities and claims allocated to it in the Environmental Responsibilities Addendum. Apex and PF&T shall retain full responsibility for any other liabilities (other than the environmental liabilities and claims allocated to it in the Environmental Responsibilities Addendum, which shall solely be governed by the Environmental Responsibilities Addendum) resulting from the bringing of a third party action where liability is attributable solely to the ownership, operation, maintenance, improvement, use, sale or closure of all or any portion of the Terminal Assets or any product produced therefrom prior to the Closing Date (“Retained Liabilities”). The Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Apex and PF&T. “Retained Liabilities” shall include every liability and obligation of Apex and PF&T other than the Terminal Facility Liabilities and the environmental liabilities and claims allocated to Center Point and the Partnership in the Environmental Responsibilities Addendum. For the sake of clarity, any liability resulting from the bringing of any third party action where liability is alleged to be attributable to actions or occurrences both before and after the Closing Date in connection with the ownership, operation, improvement, use, sale or closure of all or any portion of the Terminal Assets, the liability of Apex and/or PF&T on the one hand, and Center Point and/or the Partnership on the other, shall be comparative and proportionate to the extent such Party’s act or omission was the cause of such liability.

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Section 2.6      Terminaling Services Agreement.  PF&T and Center Point shall execute and deliver at Closing an agreement in the form of Schedule 2.6 attached to this Agreement (the “Amendment to Terminaling Services Agreement”). The Terminaling Services Agreement dated August 14, 2013 between Center Point and Apex shall be amended to provide that Center Point will reserve at the Terminal Facility commingled, non-dedicated storage for Apex’s various petroleum products in one or more tanks having a combined gross shell capacity of 664,107 barrels. The initial term of the Amendment to Terminaling Services Agreement shall be three (3) years commencing on the Closing Date; Apex agrees to pay the storage fees and ancillary and additive services fees specified in the Amendment to Terminaling Services Agreement.

Section 2.7      Closing; Closing Date.

(a)        The closing of the Contribution (the “Closing”) shall take place at the principal offices of the Partnership (i) within two (2) Business Days following the satisfaction or, to the extent permitted by Applicable Law, waiver of all conditions to the obligations of the Parties set forth in Article VI (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date) or (ii) at such other place or on such other date as the Parties mutually may agree in writing.  The day on which the Closing takes place is referred to as the “Closing Date.”

(b)        The Contribution shall be effective for all purposes as of the Closing Date.  PF&T shall be entitled to all of the rights of ownership of the Terminal Assets prior to the Closing Date, and Center Point shall be entitled to all of the rights of ownership of the Terminal Assets on and following the Closing Date.

Section 2.8      Subsequent Actions.  If, at any time after the Closing Date, Center Point shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in Center Point its right, title or interest in, to or under any of the Terminal Assets or otherwise to carry out this Agreement, PF&T and/or Apex shall execute and deliver all such deeds, bills of sale, assignments and assurances and shall take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in and to the Terminal Assets in Center Point or otherwise to carry out this Agreement.  PF&T shall coordinate and cooperate with Center Point and the other Parties hereto in exchanging information and supplying such reasonable assistance as may be reasonably requested in connection with the matters contemplated by this Section 2.8.

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Section 2.9      Consideration.  The aggregate consideration to be issued by the Partnership in respect of the Contribution shall be the Consideration.  At the Closing, the Partnership shall issue to Apex, on behalf of PF&T, 1,550,000 Common Units.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF CENTER POINT AND THE PARTNERSHIP

Except as disclosed in the World Point Disclosure Schedules, Center Point and the Partnership hereby represent and warrant to PF&T and Apex as follows:

Section 3.1      Organization.  The Partnership is a limited partnership duly organized, validly existing and in good standing under the Applicable Law of the State of Delaware, and has full limited partnership power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.  Center Point is a limited liability company duly organized, validly existing and in good standing under the Applicable Law of the State of Delaware, and has full limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. The Partnership is the sole member of Center Point.

Section 3.2      Authority and Approval. The Board of Directors of WPT GP, LLC, the general partner of the Partnership, at a meeting thereof duly called and held or by written consent in accordance with the DLLCA, determined that this Agreement and the Contribution are fair to and in the best interests of Center Point and the Partnership.

Section 3.3      Common Units.

(a)        The issuance by the Partnership of the Common Units comprising the Consideration and the limited partner interests represented thereby: (i) has been duly authorized by the Partnership pursuant to the Partnership Agreement; (ii) when issued and delivered in accordance with the terms of this Agreement and the Partnership Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and, with respect to the limited partner interests, nonassessable (except as such nonassessability may be affected by Sections 17- 303, 17-607 and 17-804 of the DRULPA); and (iii) will be subject to restrictions on transfer under applicable state and federal securities laws and contain the following restrictive language: THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

(b)        The Partnership’s currently outstanding Common Units are listed on the New York Stock Exchange, and the Partnership has not received any notice of delisting.

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(c)        On the Closing Date, the Common Units shall have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the Partnership Agreement.

Section 3.4      No Conflict; Required Filings and Consents.

(a)        Except as otherwise provided in Section 3.4(b), the execution, delivery and performance by Center Point and the Partnership of this Agreement and the consummation of the transactions contemplated hereby do not and will not:

(i)         Violate, conflict with any of, result in any breach of, or require the consent of any Person under, the terms, conditions or provisions of the certificate of formation or certificate of limited partnership, or limited liability company agreement or limited partnership agreement, of Center Point or the Partnership, as applicable;

(ii)        Conflict with or violate any provision of any Applicable Law applicable to Center Point or the Partnership or any property or asset of Center Point or the Partnership; or

(iii)       Conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any indenture, mortgage, agreement, contract, commitment, license, concession, permit, lease, joint venture or other instrument to which Center Point or the Partnership is a party or by which any of them is bound or to which any of their property is subject, except in the case of clauses (ii) and (iii) for those items which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b)        Neither Center Point nor the Partnership is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by Center Point or the Partnership of this Agreement or the consummation of the transactions contemplated hereby or in order to prevent the termination of any right, privilege, license or qualification of Center Point or the Partnership, except for (i) such filings as may be required by any applicable federal or state securities or “blue sky” Applicable Law, or (ii) as otherwise indicated in World Point Disclosure Schedule 3.4.

Section 3.5      Periodic Reports.  The Partnership’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed prior to the date hereof, collectively the “Partnership SEC Documents”) have been filed with the Commission.  The Partnership SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Partnership SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (e) fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of the Partnership and its consolidated subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.  Deloitte & Touche LLP is an independent registered public accounting firm with respect to the Partnership and its general partner and has not resigned or been dismissed as independent registered public accountants of the Partnership as a result of or in connection with any disagreement with the Partnership on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

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Section 3.6      Registration.  Assuming the accuracy of the representations and warranties of Apex contained in Section 4.13, the issuance and sale of the Common Units pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Partnership nor, to the Knowledge of the Partnership, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.7      Litigation.  There are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings pending or, or to the Knowledge of Center Point or the Partnership, threatened that (a) question or involve the validity or enforceability of Center Point or the Partnership’s obligations under this Agreement or (b) seek (or reasonably might be expected to seek) (i) to prevent or delay the consummation by Center Point or the Partnership of the transactions contemplated by this Agreement or (ii) damages in connection with any such consummation.

Section 3.8     Brokers.  Neither Center Point nor the Partnership has entered (directly or indirectly) into any agreement with any Person that would obligate Center Point or the Partnership or any of its Affiliates to pay any commission, brokerage or “finder’s fee” or other similar fee in connection with this Agreement or the transactions contemplated hereby.

Section 3.9      Disclosure.  No representation or warranty of Center Point or the Partnership set forth in this Agreement or in any document filed publicly with the SEC, and no information contained in the World Point Disclosure Schedules, contains or will contain any untrue statement of a material fact. To the Knowledge of Center Point and the Partnership, there is no current state of facts that is not referenced in the representations and warranties of Center Point or the Partnership set forth in this Agreement in any document filed publicly with the SEC, or in the World Point Disclosure Schedules, that would constitute or would be reasonably likely to constitute a Material Adverse Effect.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PF&T AND APEX

Except as disclosed in the PF&T Disclosure Schedules, PF&T and Apex represent and warrant to Center Point and the Partnership as follows:

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Section 4.1       Organization.  Apex and PF&T are corporations duly organized, validly existing and in good standing under the Applicable Law of the State of Missouri, and Apex and PF&T have full corporate power and authority to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted.

Section 4.2       Authority and Approval.

(a)       Each of PF&T and Apex have full corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by PF&T and Apex of this Agreement and the consummation by PF&T and Apex of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of each of PF&T and Apex.  Apex is the sole shareholder of PF&T.

(b)       The Board of Directors of PF&T and Apex at meetings thereof duly called and held or by written consents in accordance with The General and Business Corporation Law of Missouri approved this Agreement and the Contribution.

Section 4.3       No Conflict; Required Filings and Consents.

(a)       Except as otherwise provided in Section 4.3(b), the execution, delivery and performance of this Agreement by PF&T and Apex, and the consummation of the transactions contemplated hereby do not and will not:

(i)       Violate, conflict with any of, result in any breach of, or require the consent of any Person under, the terms, conditions or provisions of the certificates of incorporation or the bylaws of PF&T or Apex;

(ii)      Conflict with or violate any provision of Applicable Law;

(iii)    Except as set forth in PF&T Disclosure Schedule 4.3, conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, or result in the suspension, termination or cancellation of, or in a right of suspension, termination or cancellation of, any indenture, mortgage, agreement, contract, commitment, license, concession, permit, lease, joint venture or other instrument to which PF&T or Apex is a party or by which either of them or any of the Terminal Assets are bound; or

(iv)    Result in the creation of any lien on any of the Terminal Assets under any such indenture, mortgage, agreement, contract, commitment, license, concession, permit, lease, joint venture or other instrument, except in the case of clauses (ii), (iii) and (iv) for those items which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b)       Neither PF&T nor Apex is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by PF&T or Apex of this Agreement or the consummation of the transactions contemplated hereby or in order to prevent the termination of any right, privilege, license or qualification of PF&T or Apex, except as otherwise indicated in PF&T Disclosure Schedule 4.3.

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Section 4.4       Financial Information; Undisclosed Liabilities.

(a)      PF&T has provided to Center Point and the Partnership a true and complete copy of the unaudited statement of operation for the Terminal Assets for the fiscal year ending September 30, 2014 and for the 5 fiscal years prior thereto (the “Terminal Facility Financial Statements”) and the unaudited pro-forma statement of operation for the Terminal Assets for the fiscal years ending September 30, 2015 thru 2019 (the “Terminal Facility Pro-Forma Statements”).  The Terminal Facility Financial Statements present fairly in all material respects the results of operation of the Terminal Assets for the fiscal years ending September 30, 2009 thru September 30, 2014. The Terminal Facility Pro-Forma Statements have been prepared for the years ending September 30, 2015 thru 2019 based on the historical results of operations of the Terminal Assets, the financial condition of PF&T and certain assumptions concerning ongoing operations of the Terminal Assets after the Closing Date. Pro-forma adjustments and assumptions on which they are based are described in the notes following such balance sheet and income statements including the Amendment to Terminaling Services Agreement. The actual financial position and results of operations may differ from the amounts reflected in the Terminal Facility Pro-Forma Statements. The Terminal Facility Pro-Forma Statements are presented for illustrative purposes only and is not necessarily indicative of future results of operations.

(b)      There are no liabilities or obligations related to the Terminal Assets of any nature (whether known or unknown and whether accrued, absolute, contingent or otherwise) and there are no facts or circumstances that would reasonably be expected to result in any such liabilities or obligations, whether arising in the context of federal, state or local judicial, regulatory, administrative or permitting agency proceedings, other than (i) liabilities or obligations referred to in the Environmental Responsibilities Addendum, (ii) current liabilities incurred in the ordinary course of business since September 30, 2014, and (iii) liabilities or obligations (whether known or unknown and whether accrued, absolute, contingent or otherwise) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.5       Licenses; Permits. In each case, except as set forth in PF&T Disclosure Schedule 4.5 or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)      As of the date of this Agreement, PF&T has all Terminal Permits necessary for the operation of the Terminal Assets.

(b)      All Terminal Permits relating to the Terminal Assets are in full force and effect and are validly held by PF&T or Apex.

(c)      The consummation of the transactions contemplated by this Agreement will not cancel, suspend, terminate or otherwise require modification of any Terminal Permits relating to the Terminal Assets, other than any modifications that might be necessary or required in connection with the transfer of such Terminal Permits to Center Point.

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(d)      PF&T and/or Apex has complied in all material respects with all terms and conditions of the Terminal Permits relating to the Terminal Assets.

(e)      There is no outstanding written notice, and to PF&T’s Knowledge, there is no other notice from any Governmental Authority or other third party of revocation, cancellation or termination of any Terminal Permit relating to the Terminal Assets.

(f)      No proceeding before any Governmental Authority is pending or, to PF&T’s Knowledge, threatened with respect to any alleged failure by PF&T to have any Terminal Permit necessary for the operation of any of the Terminal Assets or to be in compliance therewith.

Section 4.6       Litigation; Laws and Regulations.  Except as set forth on PF&T Disclosure Schedule 4.6:

(a)      There are no material (i) civil, criminal or administrative actions, suits, claims, hearings, arbitrations or proceedings pending or, to PF&T’s Knowledge, threatened, against PF&T, (ii) judgments, orders, decrees or injunctions of any Governmental Authority, whether at law or in equity, against PF&T or (iii) pending or, to PF&T’s Knowledge, threatened, investigations by any Governmental Authority against PF&T, in each case with respect to the Terminal Assets.

(b)      PF&T and/or Apex is not in material violation of or in default under any material Applicable Law relating to the Terminal Assets.

Section 4.7       Title to Real Property.

(a)      As of the date hereof, PF&T has valid and indefeasible title to the Terminal Assets owned by it which constitute the Real Property, free and clear of all liens (other than Permitted Liens and/or liens which shall be released or discharged prior to or in connection with Closing).

(b)      To the Knowledge of PF&T, there is no action pending or threatened for eminent domain or for condemnation of the Real Property, by any Governmental Authority or other Person.

(c)      Except for this Agreement and the Omnibus Agreement, PF&T nor any of its Affiliates have entered into any option, warrant, subscription or other right with a third party for the purchase or sale of the Real Property or any of the other Terminal Assets.

Section 4.8       Title to Personal Property.

(a)      As of the date hereof, PF&T has valid and transferrable title to the Terminal Assets that constitute personal property, free and clear of all liens (other than Permitted Liens).  The Terminal Assets that constitute personal property include all personal property that is necessary for the operation of the Terminal Assets in substantially the same manner as currently being conducted.

(b)      To the Knowledge of PF&T, there are no Nonassignable Assets.  The failure to obtain any of the consents contemplated by Section 2.3 will not have a Material Adverse Effect.

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Section 4.9       Environmental Matters.  Except as disclosed in PF&T Disclosure Schedule 4.9 or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

(a)      The ownership and operation of the Terminal Assets are in compliance with applicable Environmental Laws;

(b)      PF&T has received no written notice from any Governmental Authority or other third party that the Terminal Assets are subject to any pending or, to the Knowledge of PF&T, threatened, claim, action, suit, investigation, inquiry or proceeding under any Environmental Laws (including designation as a potentially responsible party under CERCLA or any similar local or state law);

(c)       During the period of PF&T’s ownership thereof, there has been no Release of any Hazardous Substance into the environment by (i) the Terminal Assets, or (ii) PF&T, or to the Knowledge of PF&T, by a third party, in connection with the operation or use of the Terminal Assets, except in compliance with applicable Environmental Laws.

Notwithstanding the foregoing or anything else to the contrary in this Agreement, from and after the Closing Date, the procedures and remedies set forth in the Environmental Responsibilities Addendum shall constitute the sole and exclusive remedies of the Parties with respect to any breach of representation or warranty by Apex and/or PF&T under this Section 4.9.

Section 4.10     Contracts.

(a)      Exhibit B attached to this Agreement contains a true and complete listing of the Terminal Contracts.

(b)      PF&T has made available to the Partnership and Center Point a correct and complete copy of each Terminal Contract.

(c)      To the Knowledge of PF&T, (i) each Terminal Contract is legal, valid and binding on and enforceable against PF&T and is in full force and effect; (ii) PF&T is not in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by PF&T, or permit termination, modification or acceleration under any Terminal Contract; (iii)  no other party to any Terminal Contract is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by such other Party, or permit termination, modification or acceleration under any Terminal Contract other than in accordance with its terms, nor has any other Party repudiated any provision of any Terminal Contract; and (iv) following the consummation of the transactions contemplated by this Agreement, each Terminal Contract will continue to be legal, valid and binding and in full force and effect on identical terms.

(d)      PF&T has not given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Terminal Contract that continues to be unresolved.

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Section 4.11     Brokers.  Neither PF&T nor Apex has entered (directly or indirectly) into any agreement with any Person that would obligate PF&T or Apex to pay any commission, brokerage or “finder’s fee” or other similar fee in connection with this Agreement or the transactions contemplated hereby.

Section 4.12     Due Diligence/PF&T Disclaimers. CENTER POINT AND THE PARTNERSHIP ACKNOWLEDGE AND AFFIRM THAT PRIOR TO EXECUTION OF THIS AGREEMENT THEY CONDUCTED THEIR OWN INVESTIGATION, ANALYSIS AND EVALUATION OF THE TERMINAL ASSETS, THE LIABILITIES AND OBLIGATIONS TO BE ASSUMED HEREUNDER, AND THE OPERATIONS, BUSINESS AND PROSPECTS RELATING TO THE TERMINAL ASSETS. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT AND IN THE CONVEYANCE DOCUMENTS INCLUDING, WITHOUT LIMITATION, THE TITLE WARRANTIES TO BE PROVIDED BY PF&T, THE TERMINAL ASSETS ARE SOLD “AS IS, WHERE IS” AND “WITH ALL FAULTS” AND PF&T MAKES NO REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED AS TO THE CONDITION OF THE TERMINAL ASSETS, FREEDOM FROM REDHIBITORY VICES OR DEFECTS OR FITNESS FOR A PARTICULAR PURPOSE.

Section 4.13     Investment Intent. Apex is receiving the Common Units for its own account with the present intention of holding the Common Units for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or state securities laws. Apex has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of an investment in the Common Units. Apex acknowledges that the Common Units will not be registered under the Securities Act or any applicable state securities law, and that such Common Units may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable.

Section 4.14     Taxes.

(a)      All Tax Returns that are required to be filed with respect to the Terminal Assets on or prior to the Closing Date (taking into account any valid extension of time within which to file) have been or will be timely filed on or prior to the Closing Date and all such Tax Returns are or will be true, correct and complete in all material respects.

(b)      All Taxes due and payable with respect to the Terminal Assets (whether or not shown on any Tax Return) have been fully paid and all deficiencies asserted or assessments made with respect to such Tax Returns have been paid in full or properly accrued for by PF&T.

(c)      No examination, audit, claim, assessment, levy, or administrative or judicial proceeding regarding any of the Tax Returns described in Section 4.14(a) or any Taxes with respect to the Terminal Assets are currently pending or have been proposed in writing or have been threatened.

(d)      No waivers or extensions of statutes of limitations have been given or requested in writing with respect to any amount of Taxes with respect to the Terminal Assets or any Tax Returns with respect to the Terminal Assets.

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ARTICLE V
COVENANTS

Section 5.1     Conduct of Business by PF&T Prior to the Closing.  Between the date of this Agreement and the Closing Date, unless the Partnership shall otherwise agree in writing and except as otherwise contemplated by this Agreement or the PF&T Disclosure Schedules, PF&T hereby agrees that the ownership and operation of the Terminal Assets shall be conducted only in the ordinary course of business consistent with past practice; and PF&T shall use commercially reasonable efforts to (i) preserve intact the Terminal Assets, (ii) keep available the services of the current officers, employees and consultants of PF&T, and (iii) preserve the current relationships of PF&T (solely with respect to the Terminal Assets) with distributors, customers, suppliers and other Persons with which PF&T has significant business relations.  By way of amplification and not limitation, between the date of this Agreement and the Closing Date, except as required by Applicable Law, PF&T shall not do, or propose to do, directly or indirectly, any of the following without the prior written consent of the Partnership, which consent shall not be unreasonably withheld, conditioned or delayed:

(a)       Enter into any joint venture, strategic alliance, exclusive dealing, noncompetition or similar contract or arrangement that affects the Terminal Assets;

(b)       Sell or further pledge, dispose of or otherwise subject to any lien (other than a Permitted Lien) its interest in, the Terminal Assets;

(c)       Other than in the ordinary course of business and consistent with past practices, (1) amend, waive, or modify in any material respect or consent to the termination of any Terminal Contract or amend, waive, modify or consent to the termination of any rights of PF&T thereunder, or (2) enter into any other contract relating to the Terminal Assets;

(d)       With respect to the Terminal Assets,  accelerate the collection of or discount any accounts receivable, delay the payment of accounts payable or defer expenses, reduce inventories or otherwise increase cash on hand, except, in each case, in the ordinary course of business consistent with past practice;

(e)       Take any action, or intentionally fail to take any action, that would result in a breach of any covenant made by PF&T in a Terminal Contract or that has or would reasonably be expected to have a Material Adverse Effect; and

(f)       Other than in the ordinary course of business and consistent with past practices, announce an intention, enter into any formal or informal agreement, or otherwise make a commitment to do any of the foregoing.

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Section 5.2     Access to Information.  From the date hereof until the Closing Date,  PF&T shall afford the Partnership and its Representatives reasonably complete access, upon reasonable prior notice (including for inspection and copying) and at reasonable times to the Representatives of PF&T, to the Terminal Facility, its offices and other facilities that make up the Terminal Assets or that are used to operate or maintain the Terminal Assets, and to the books and records of PF&T that pertain to the Terminal Facility, and shall furnish the Partnership and its Representatives with such financial, operating and other data and information relating to the Terminal Assets as the Partnership may reasonably request.  PF&T shall not be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of PF&T, if applicable, or contravene any Applicable Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement, or if such access or disclosure is specifically restricted under the terms of a confidentiality agreement entered into prior to the date of this Agreement.  The Parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

Section 5.3     Notification of Certain Matters; Supplements to Disclosure Schedules.

(a)      PF&T and Apex shall give prompt written notice to the Partnership of (i) the occurrence or non-occurrence of any change, condition or event, the occurrence or non-occurrence of which would render any representation or warranty of PF&T or Apex contained in this Agreement if made on or immediately following the date of such event, untrue and incorrect in any material respect; (ii) the occurrence of any change, condition or event that has had or is reasonably likely to have a Material Adverse Effect; (iii) any failure of PF&T or Apex to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder or any event or condition that would otherwise result in the nonfulfillment of any of the conditions to the obligations of the Partnership or Center Point hereunder; (iv) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement; or (v) any action pending or, to the Knowledge of PF&T or Apex, threatened against a Party or the Parties relating to the transactions contemplated by this Agreement.

(b)      The Partnership and Center Point shall give prompt written notice to PF&T of (i) the occurrence or non-occurrence of any change, condition or event, the occurrence or non-occurrence of which would render any representation or warranty of the Partnership or Center Point contained in this Agreement if made on or immediately following the date of such event, untrue and incorrect in any material respect; (ii) the occurrence of any change, condition or event that has had or is reasonably likely to have a Material Adverse Effect; (iii) any failure of the Partnership or Center Point to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder or any event or condition that would otherwise result in the nonfulfillment of any of the conditions to PF&T’s obligations hereunder; (iv) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement; or (v) any action pending or, to the Knowledge of the Partnership or Center Point, threatened against a party or the Parties relating to the transactions contemplated by this Agreement.

(c)      Each of PF&T and the Partnership shall supplement, in writing and in the same form as originally prepared, the information set forth in the PF&T Disclosure Schedules and the World Point Disclosure Schedules, as applicable, with respect to any matter now existing or hereafter arising that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or that is necessary to correct any information in such Disclosure Schedules or in any representation or warranty of PF&T, Apex, the Partnership or Center Point, as applicable, which has been rendered inaccurate thereby promptly following discovery thereof; provided, however, that neither Party may supplement the information set forth in the Disclosure Schedules pursuant to this Section 5.3(c) following the date that is five (5) Business Days prior to the Closing Date.  Notwithstanding anything to the contrary herein, upon the providing of any supplement permitted to be provided under this Section 5.3(c), the PF&T Disclosure Schedules or the World Point Disclosure Schedules, as applicable, shall be treated as being amended with respect to such supplemented information.

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Section 5.4     Confidentiality.  Except as required by Applicable Law, each of the Parties shall hold, and shall cause its Representatives to hold, in confidence all documents and information furnished to it by or on behalf of any other Party to this Agreement in connection with the transactions contemplated hereby in full force and effect until the Closing Date or otherwise agreed.

Section 5.5     Commercially Reasonable Efforts.

(a)      Each of the Parties shall use all commercially reasonable efforts to take, or cause to be taken, and to cause their Affiliates to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under Applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including to (i) obtain from WPT GP, LLC, the Conflicts Committee, the Board of Directors of Apex and PF&T, or any other governing entity or organization applicable to a Party hereto, any corporate, partnership or limited liability company consents, approvals or authorizations as are necessary for the consummation of the transactions contemplated by this Agreement, (ii) obtain from Governmental Authorities and other Persons all consents, approvals, authorizations, qualifications and orders and provide to Governmental Authorities and other Persons all notices, as are necessary for the consummation of the transactions contemplated by this Agreement, (iii) promptly make all necessary filings and thereafter make any other required submissions, with respect to this Agreement required under any Applicable Law, and (iv) have vacated, lifted, reversed or overturned any order, decree, ruling, judgment, injunction or other action (whether temporary, preliminary or permanent) that is in effect and that enjoins, restrains, conditions, makes illegal or otherwise restricts or prohibits the consummation of the transactions contemplated by this Agreement.  In furtherance and not in limitation of the foregoing, the Parties hereto shall permit each other reasonably to participate in the defense and settlement of any claim, suit or cause of action relating to this Agreement, the Contribution or the other transactions contemplated hereby, and shall not settle or compromise any such claim, suit or cause of action without the Partnership and Apex’s written consent.

(b)      Without limitation to the provisions of subsection (a) hereof, PF&T and the Partnership shall give promptly such notice to third parties and obtain such third party consents and estoppel certificates as the other Party may in its reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.  The Parties shall cooperate and assist one another in giving such notices and obtaining such consents and estoppel certificates; provided, however, that no Party shall have any obligation to give any guarantee or other material consideration of any nature in connection with any such notice, consent or estoppel certificate or consent to any material change in the terms of any agreement or arrangement.

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(c)      None of the Parties shall, directly or indirectly, enter into any agreement with a Governmental Authority to, or represent to a Governmental Authority that it will, delay or not consummate the transactions contemplated by this Agreement, except with the prior written consent of the Partnership or PF&T, as the case may be, such consent not to be unreasonably withheld.  To the extent permitted by Applicable Law and subject to any confidentiality restrictions of such Governmental Authority, each party shall (x) promptly notify the other Party of any written communication to that Party from any Governmental Authority and, subject to Applicable Law and subject to any confidentiality restrictions of such Governmental Authority, permit the other Party to review in advance any proposed written communication to any such Governmental Authority and incorporate the other Party’s reasonable comments, (y) not agree to participate in any substantive meeting or discussion with any such Governmental Authority in respect of any filing, investigation or inquiry concerning this Agreement or the transactions contemplated hereby unless it consults with the other Party in advance and, to the extent permitted by such Governmental Authority, gives the other Party the opportunity to attend and (z) furnish the other Party with copies of all correspondence and written communications between them and their Affiliates and their respective representatives on one hand, and any such Governmental Authority or its respective staff on the other hand, with respect to this Agreement and the transactions contemplated hereby.  Each Party shall promptly notify the other Parties in writing of any pending or, to the Knowledge of such Party, threatened proceeding or investigation by any Governmental Authority or any other person (i) challenging this Agreement or the consummation of the transactions contemplated hereby or seeking material damages in connection with consummation of the transactions contemplated by this Agreement or (ii) seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

Section 5.6     Public Announcements.  None of the Partnership, Center Point, Apex or PF&T, nor any of their Representatives, will issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement, including the Contribution, without the prior written consent of the Conflicts Committee, except as may be required by Applicable Law or any securities exchange on which the securities of a Party are listed for trading, and in which case, the Party required to issue such release shall provide the Conflicts Committee with reasonable advance notice prior to making any such disclosure, and shall consult with the other Party regarding the form and content of such required disclosure.

Section 5.7     Acknowledgements.  Each of the Partnership and Center Point, on the one hand, and PF&T and Apex, on the other hand, acknowledges that it has relied on the representations and warranties of the other Parties expressly and specifically set forth in this Agreement, including, in the case of the Partnership and Center Point, the PF&T Disclosure Schedules as they exist on the date hereof and attached hereto, and, in the case of PF&T and Apex, the World Point Disclosure Schedules as they exist on the date hereof and attached hereto.  Such representations and warranties constitute the sole and exclusive representations and warranties of the Parties hereto in connection with the transactions contemplated hereby, and the Parties hereto understand, acknowledge and agree that all other representations and warranties of any kind or nature expressed or implied are specifically disclaimed.

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Section 5.8     Tax Matters.

(a)      Assistance and Cooperation.  The Parties agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Terminal Assets as is reasonably requested by a Party for the filing of any Tax Returns, for the preparation of any audit, and for the prosecution or defense of any Tax claim.  The Party requesting assistance hereunder shall reimburse the other for reasonable out-of-pocket expenses incurred in providing such assistance.  Any information obtained under this Section 5.8 shall be held confidential by the receiving Party in the same manner as it holds confidential its own similar information, except (i) as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding or (ii) with the consent of the Partnership and Apex.

(b)      Transfer Taxes.  All sales, use, transfer, stamp, duties, recording, and similar Taxes (collectively, “Transfer Taxes”) incurred in connection with the Contribution and the transfer of Consideration pursuant thereto shall be borne equally by the Partnership and PF&T.  The Partnership and PF&T shall cooperate in causing the filing of all necessary Tax Returns and timely pay all such Transfer Taxes as required by Applicable Law.

(c)      Tax Allocation and Indemnification.  Except as provided in Section 5.8(b), PF&T and Apex shall retain responsibility for (and shall be entitled to any refunds with respect to), and shall indemnify the Partnership and Center Point for, all Taxes related to the Terminal Assets attributable to taxable periods ending on or prior to the Closing Date (the “ Pre-Closing Period”), and the Partnership and Center Point shall assume responsibility for (and shall be entitled to any refunds with respect to), and shall indemnify PF&T and Apex for, all Taxes related to the Terminal Assets attributable to taxable periods beginning after the Closing Date (the “ Post-Closing Period”).  In the case of any Taxes related to the Terminal Assets that are payable for any taxable period that begins before and ends after the Closing Date (any “Straddle Period”), the portion of such Taxes attributable to the period of time prior to the Closing Date (a) in the case of any property, ad valorem, or similar Taxes, shall be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction, the numerator of which is the number of days in the Tax period ending on (and including) the Closing Date and the denominator of which is the number of days in the Straddle Period, and (b) in the case of all other Taxes, shall be deemed equal to the amount which would be payable as computed on an interim closing-of-the-books basis if the relevant Tax period ended at the close of business on the Closing Date.  PF&T and Apex shall be responsible for, and shall indemnify the Partnership and Center Point for, all Taxes related to the Terminal Assets with respect to the portion of any Straddle Period prior to the Closing Date.  The Partnership and Center Point shall be responsible for, and shall indemnify PF&T and Apex for all Taxes related to the Terminal Assets with respect to the portion of any Straddle Period after the Closing Date.

(d)      Filing of Tax Returns; Payment of Taxes.  Except as otherwise provided, regardless of which Party is responsible for Taxes under this Section 5.8, PF&T shall handle payment to the appropriate Governmental Authority of all Taxes with respect to any Pre-Closing Period (and shall file all such Tax Returns), and the Partnership shall handle payment to the appropriate Governmental Authority of all Taxes with respect to any Post-Closing Period (and shall file all such Tax Returns).  PF&T shall deliver to the Partnership within thirty (30) days of filing copies of all Tax Returns filed by or on behalf of PF&T after the Closing Date relating to the Terminal Assets and any supporting documentation provided by or on behalf of PF&T to taxing authorities, excluding Tax Returns related to income tax, franchise tax, or other similar Taxes.

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(e)       Tax Treatment and Related Covenants. The Parties acknowledge that the transactions described in this Agreement are properly characterized as transactions described in Section 721(a) of the Code and agree to file all Tax Returns in a manner consistent with such treatment.

(f)      Cooperation Regarding Allocation of Contribution Value.  To the extent that any portion of the Consideration is treated as received pursuant to a sale pursuant to Treasury Regulations Section 1.707-3, PF&T and the Partnership shall cooperate to prepare an allocation of the Consideration among the various classes of the Terminal Assets in accordance with and as provided by Section 1060 of the Code, taking into account, as appropriate, Section 704© of the Code.  The Parties agree that, except as otherwise required by Applicable Law, any Tax Returns or other tax information they may file or cause to be filed with any Government Authority shall be prepared and filed consistently with any such agreed upon allocation.  The Parties agree that, to the extent required by Applicable Law, they will each properly prepare and timely file Form 8594 in accordance with Section 1060 of the Code.

ARTICLE VI
CONDITIONS TO CLOSING

Section 6.1     General Conditions.  The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by Applicable Law, be waived in writing by any Party in its sole discretion (provided that such waiver shall only be effective as to the obligations of such Party):

(a)       No Injunction or Prohibition.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, conditions, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement.

(b)       No Litigation.  There shall not be pending any suit, action or proceeding by or before any Governmental Authority challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or seeking damages in connection therewith.

(c)       Consents and Approvals.  All authorizations, consents, orders and approvals of all required Governmental Authorities set forth in World Point Disclosure Schedule 3.4, if any, and PF&T Disclosure Schedule 4.3, if any, hereto shall have been received or waived by such Governmental Authority and shall be reasonably satisfactory in form and substance to such Party, and any notice periods set forth in such Disclosure Schedules with respect to Governmental Authorities hereto shall have expired or been waived by the Governmental Authority entitled to such notice.

(d)       Amendment to Terminaling Services Agreement. Center Point and Apex shall have executed that certain Amendment to Terminaling Services Agreement in the form of Schedule 2.6 attached to this Agreement.

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(e)       Environmental Responsibilities Addendum. PF&T and Center Point shall have executed that certain Environmental Responsibilities Addendum, in the form of Schedule 2.5 attached to this Agreement.

Section 6.2     Conditions to Obligations of PF&T and Apex.  The obligations of PF&T and Apex to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by Apex (on behalf of itself and PF&T) in its sole discretion:

(a)       Consideration. At the Closing, the Partnership shall deliver the Common Units to Apex in accordance with Section 2.8 hereof.

(b)      Representations, Warranties and Covenants.  The representations and warranties of the Partnership and Center Point contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby shall be true and correct in all material respects both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct in all material respects as of such specified date.  The Partnership and Center Point shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement or any Ancillary Agreement to be performed or complied with by them prior to or at the Closing.  PF&T and Apex shall have received from the Partnership (on behalf of itself and Center Point) a duly authorized and executed certificate to the effect set forth in the preceding sentences.

(c)      No Material Adverse Effect.  There shall not have occurred any change, event or development that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.  PF&T and Apex shall have received from the Partnership (on behalf of itself and Center Point) a duly authorized and executed certificate to such effect.

(d)      Consents and Approvals.  All authorizations, consents, orders and approvals of third Parties set forth in World Point Disclosure Schedule 3.4, if any, hereto shall have been received or waived by such third party and shall be reasonably satisfactory in form and substance to PF&T.

Section 6.3     Conditions to Obligations of the Partnership and Center Point.  The obligations of the Partnership and Center Point to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Partnership (on behalf of itself and Center Point) in its sole discretion:

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(a)      Conveyance Documents. The Real Property together with any of the Terminal Assets that constitute fixtures shall be conveyed by means of special warranty deed in the form of Exhibit D attached to this Agreement (the “Deed”). The Fixed Assets, Inventories and Records shall be transferred by means of a bill or bills of sale in the form of Exhibit E attached to this Agreement (the “Bills(s) of Sale”). All Terminal Contracts shall be transferred by means of an assignment and assumption agreement or agreements in the form of Exhibit F attached to this Agreement. All Terminal Permits will be transferred by means of appropriate forms consistent with the requirements of the applicable Governmental Authority. Any remaining Terminal Assets to be transferred hereunder shall be conveyed pursuant to such forms that are customary for the type of property involved, as may be consistent with the terms of this Agreement and reasonably agreed to by the Parties executing same (the Deed, the Bill(s) of Sale, the assignment and assumption agreement or agreements, the governmental conveyance documents and the customary conveyance documents referenced in this Section 6.3(a) are collectively referred to in this Agreement as the “Conveyance Documents”). The Partnership and Center Point shall have received an executed counterpart of each of the Conveyance Documents, signed by each party thereto.

(b)      Title Insurance. The Title Company has issued, or is willing to issue, the Title Policy.

(c)      Representations, Warranties and Covenants.  The representations and warranties of Apex and/or PF&T contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby shall be true and correct in all material respects both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct in all material respects as of such specified date.  Apex and PF&T shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement or any Ancillary Agreement to be performed or complied with by it prior to or at the Closing.  The Partnership and Center Point shall have received from Apex and PF&T a duly authorized and executed certificate to the effect set forth in the preceding sentences.

(d)      Ancillary Agreements.  The Partnership and Center Point shall have received an executed counterpart of each of the Ancillary Agreements, signed by each Party thereto.

(e)      No Material Adverse Effect.  There shall not have occurred any change, event or development that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.  The Partnership and Center Point shall have received from Apex and PF&T a duly authorized and executed certificate to such effect.

(f)      FIRPTA Affidavit. PF&T shall cause to be delivered to Center Point and the Title Company an affidavit demonstrating non-foreign status meeting the requirements of Section 1445 of the Code.

ARTICLE VII
TERMINATION

Section 7.1     Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)      by mutual written consent of all Parties to the Agreement;

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(b)      (i) by the Partnership (on behalf of itself and Center Point), if PF&T breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3, (B) cannot be or has not been cured within 15 days following delivery of written notice of such breach or failure to perform and (C) has not been waived by the Partnership or (ii) by Apex (on behalf of itself and PF&T), if the Partnership or Center Point breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2, (B) cannot be or has not been cured within 15 days following delivery of written notice of such breach or failure to perform and (C) has not been waived by Apex;

(c)      by either the Partnership or Apex, in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that Apex and PF&T (if Apex is so requesting termination) or the Partnership and Center Point (if the Partnership is so requesting termination), as the case may be, shall have used their commercially reasonable efforts, in accordance with Section 5.5, to have such order, decree, ruling or other action vacated.

The Party seeking to terminate this Agreement pursuant to this Section 7.1 (other than Section 7.1(a)) shall give prompt written notice of such termination to the other Party.

Section 7.2     Effect of Termination; Expense Reimbursement.  In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of either Party except for the provisions of Section 3.8 and Section 4.11 relating to broker’s fees and finder’s fees, Section 5.4 relating to confidentiality, Section 5.6 relating to public announcements, Section 8.1 relating to indemnification, Section 9.1 relating to fees and expenses, Section 9.5 relating to notices, Section 9.8 relating to governing law, Section 9.12 relating to waiver of jury trial, Section 9.16 relating to no presumption against drafting Party, and this Section 7.2.

ARTICLE VIII
INDEMNIFICATION

Section 8.1     Indemnification.

(a)      Indemnification by Apex.  Apex shall indemnify, defend and hold harmless the Partnership from any and all Adverse Consequences incurred by the Partnership (including its general partner WPT GP, LLC), its Subsidiaries (including Center Point) and their respective officers, directors, employees, consultants and agents (the “World Point Protected Parties”), as a result of, or with respect to (i) any breach of any representation or warranty of Apex or PF&T set forth in this Agreement, (ii) any breach of any covenant or agreement of Apex or PF&T contained in this Agreement, (iii) any liabilities relating to Excluded Assets or the Retained Liabilities or (iv) any Taxes for which Apex or PF&T is otherwise liable under Section 5.8.

(b)      Indemnification by the Partnership.  The Partnership shall indemnify, defend and hold harmless Apex from any and all Adverse Consequences incurred by Apex, its Subsidiaries (including PF&T) and their respective officers, directors, employees, consultants and agents (the “Apex Protected Parties”), as a result of, or with respect to (i) any breach of any representation or warranty of the Partnership or Center Point set forth in this Agreement, (ii) any breach of any covenant or agreement of the Partnership or Center Point, (iii) any Terminal Asset Liabilities, or (iv) any Taxes for which the Partnership or Center Point is otherwise liable under Section 5.8.

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Section 8.2     Limitations Regarding Indemnification.

(a)      The indemnification obligations set forth in Section 8.1(a) and Section 8.1(b) shall terminate on the eighteen-month anniversary of the Closing Date; provided, however, that any such indemnification obligation with respect to an Adverse Consequence shall survive the time at which it would otherwise expire pursuant to this Section 8.2(a) if notice of such Adverse Consequence is properly given by the Party seeking indemnification (the “Indemnified Party”) to the Party from which indemnification is sought (the “Indemnifying Party”) prior to such time.

(b)      The aggregate liability of Apex under Section 8.1(a), other than for liability arising under the Environmental Responsibilities Addendum and the Amendment to Terminaling Services Agreement (which agreements have their own indemnification provisions), shall not exceed 15% of the dollar value of the Consideration on the Closing Date.

(c)      The aggregate liability of the Partnership under Section 8.1(b), other than for liability arising under the Environmental Responsibilities Addendum and the Amendment to Terminaling Services Agreement (which agreements have their own indemnification provisions), shall not exceed 15% of the dollar value of the Consideration on the Closing Date.

(d)      No claims may be made against Apex for indemnification pursuant to Section 8.1(a) unless the aggregate dollar amount of the Adverse Consequence suffered or incurred by the World Point Protected Parties exceeds $250,000, after which Apex shall be liable for the full amount of such claims in excess of $250,000, subject to the limitations of Section 8.2(b).

(e)      No claims may be made against the Partnership for indemnification pursuant to Section 8.2(b) unless the aggregate dollar amount of the Adverse Consequence suffered or incurred by the Apex Protected Parties exceeds $250,000, after which the Partnership shall be liable for the full amount of such claims in excess of $250,000, subject to the limitations of Section 8.2(c).

(f)      In no event shall Apex be obligated to the World Point Protected Parties under Section 8.1(a) for any Adverse Consequence to the extent (i) any insurance proceeds are realized by the World Point Protected Parties, or (ii) any amounts are recovered by the World Point Protected Parties from third persons.

(g)      In no event shall the Partnership be obligated to the Apex Protected Parties under Section 8.1(b) for any Adverse Consequence to the extent (i) any insurance proceeds are realized by the Apex Protected Parties, or (ii) any amounts are recovered by the Apex Protected Parties from third persons.

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Section 8.3     Indemnification Procedures.

(a)       The Indemnified Party agrees that promptly after it becomes aware of facts giving rise to a claim for indemnification under this Article VIII, it will provide notice thereof in writing to the Indemnifying Party, specifying the nature of and specific basis for such claim.  Notwithstanding anything in this Article VIII to the contrary, a delay by the Indemnified Party in notifying the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Article VIII, except to the extent that such failure shall have caused actual prejudice to the Indemnifying Party’s ability to defend against the applicable claim.

(b)      The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification under this Article VIII, including, without limitation, the selection of counsel, the determination of whether to appeal any decision of any court and the settlement of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Indemnified Party (with the concurrence of the Conflicts Committee in the case of the World Point Protected Parties) unless it includes a full release of the Indemnified Party from such matter or issues, as the case may be, and does not include any requirement for payment by the Indemnified Party or any admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.

(c)      The Indemnified Party agrees to cooperate fully with the Indemnifying Party with respect to all aspects of the defense of any claims covered by the indemnification under this Article VIII, including, without limitation, the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party, at no cost to the Indemnifying Party, of any employees of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use commercially reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party and further agrees to maintain the confidentiality of all files, records and other information furnished by the pursuant to this Section 8.3.  In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article VIII; provided, however, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense.  The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

(d)      The date on which the Indemnifying Party receives notification of a claim for indemnification shall determine whether such claim is timely made.

(e)      NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL ANY PARTY’S INDEMNIFICATION OBLIGATION HEREUNDER COVER OR INCLUDE CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR SIMILAR DAMAGES OR LOST PROFITS SUFFERED BY ANY OTHER PARTY ENTITLED TO INDEMNIFICATION UNDER THIS AGREEMENT EXCEPT TO THE EXTENT RECOVERED IN A CLAIM BY A THIRD PARTY.

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ARTICLE IX
GENERAL PROVISIONS

Section 9.1       Fees and Expenses.  Except as otherwise provided herein and regardless of whether the transactions contemplated hereby are consummated, each Party shall pay its own expenses incident to this Agreement and all action taken in preparation for carrying this Agreement into effect.

Section 9.2      Amendment and Modification.  This Agreement may be amended, modified or supplemented by the parties at any time prior to the Closing Date.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing, signed on behalf of each of the parties at the time of the amendment, modification or supplement, and after the Conflicts Committee has approved such amendment, modification or supplement, as applicable.

Section 9.3      Extension.  At any time prior to the Closing Date, the parties may, to the extent permitted by Applicable Law, extend the time for the performance of any of the obligations or other acts of the parties.  Any agreement on the part of a Party to any such extension shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.

Section 9.4      Waiver.  At any time prior to the Closing Date, the parties may, to the extent permitted by Applicable Law, (a) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or any document delivered pursuant hereto or (b) subject to Applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein.  Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party. No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

Section 9.5      Notices.  Any notice, request, instruction, correspondence or other document to be given hereunder by any Party hereto to another Party hereto (herein collectively called “Notice”) shall be in writing and delivered in person, by courier service or by telecopier, as follows:

(a)	if to PF&T or Apex, to:

Petroleum Fuel & Terminal Company
8235 Forsyth Blvd., Suite 400
St. Louis, MO 63105
Attention: President
Telephone: 314-889-9600
Facsimile: 314-889-9603

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(b)	if to Center Point or the Partnership, to:

World Point Terminals, LP
8235 Forsyth Blvd., Suite 400
St. Louis, MO 63105
Attention: Chief Financial Officer
Telephone: 314-889-9664
Facsimile: 314-889-9645

with a copy to:

World Point Terminals, LP
8235 Forsyth Blvd., Suite 400
St. Louis, MO 63105
Attention: Conflicts Committee Chair c/o Corporate Secretary
Telephone: 314-889-9669
Facsimile: 314-889-9645

and with a copy to:

Potter Anderson & Corroon LLP
Hercules Plaza 1313 North Market Street, 6th Floor PO Box 951
Wilmington, DE 19801
Attention: Thomas A. Mullen Telephone: 302-984-6000
Facsimile: 302-658-1192

Notice given by personal delivery or courier service shall be effective upon actual receipt.  Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours.  Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

Section 9.6     Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto) constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.  Notwithstanding any oral agreement or course of action of the parties or their Representatives to the contrary, no Party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

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Section 9.7     No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns, and the Conflicts Committee, any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 9.8     Governing Law.

(a)        This Agreement shall be construed and enforced in accordance with the Applicable Law of the State of Delaware without giving effect to the choice of law principles thereof.  Each Party consents to personal jurisdiction in any action brought in any court, federal or state, within the State of Delaware having subject matter jurisdiction arising under this Agreement, and each of the parties hereto agrees that any action instituted by either of them against the other with respect to this Agreement will be instituted exclusively in a court, federal or state, within the State of Delaware. Notwithstanding the foregoing, any issue arising hereunder directly pertaining to the real property including issues of conveyance or encumbrance shall be governed by the laws of the State of North Carolina.

(b)        Each Party to this Agreement waives, to the fullest extent permitted by Applicable Law, any right it may have to receive damages from any other party based on any theory of liability for any special, indirect, consequential (including lost profits), exemplary or punitive damages (except to the extent that any such damages are included in indemnifiable losses resulting from a third party claim in accordance with this Agreement).

Section 9.9     Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the Partnership (in the case of an assignment by PF&T or Apex) or PF&T (in the case of an assignment by the Partnership or Center Point), and any such assignment without such prior written consent shall be null and void; provided, however, that no assignment shall limit the assignor’s obligations hereunder.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 9.10     Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court in the State of Delaware, this being in addition to any other remedy to which such Party is entitled at law or in equity.  Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

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Section 9.11     Severability.  Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under Applicable Law.  In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party hereto.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

Section 9.12     Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.13     Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other Party.

Section 9.14     Electronic Signature.  This Agreement may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.

Section 9.15     Time of Essence.  Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

Section 9.16     No Presumption Against Drafting Party. Each of PF&T, Apex, the Partnership and Center Point acknowledges that each Party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting Party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

PETROLEUM FUEL & TERMINAL COMPANY

By:	/s/ Christopher J. Schmitt
	Name:	Christopher J. Schmitt
	Title:	Chief Financial Officer

WORLD POINT TERMINALS, LP

By:	WPT GP, LLC, its general partner

	By:	Steven G. Twele
		Name:	Steven G. Twele
		Title:	Vice President & Chief Financial Officer

CENTER POINT TERMINAL COMPANY, LLC

By:	/s/ Steven G. Twele
	Name:	Steven G. Twele
	Title:	Vice President & Treasurer

APEX OIL COMPANY, INC.

By	Christopher J. Schmitt
	Name:	Christopher J. Schmitt
	Title:	Chief Financial Officer

Signature Page to Contribution Agreement

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EXHIBIT “A”

LEGAL DESCRIPTION

EXHIBIT A

Lying and being in Guilford County, North Carolina, and more particularly described as follows:

TRACT I: 6908 West Market Street, Greensboro, NC

Located in Guilford County, N.C and being the western half of lot 12 (12) and all of lot 13 (13), “Subdivision of Lindley Land” as recorded in Plat Book 9, Page 74 of the Guilford County Registry, also designated as Tax Parcel ten (10). See deed to Triad Enterprises, Inc. recorded in DB 2721, Pg. 847. A more particular description reads as follows;

Commencing at NCGS Monument “281 E 201 COG 35" having North Carolina Grid Coordinate values as follows: North 847,776.26', East 1,723507.47', NAD 83 and a combined factor of number 0.99993609; thence a N.C. Grid Bearing and distance of N 61°29'31" W 2487.09' to an IRON Rod Found located at the Southwest corner of property belonging to Petroleum Fuel and Terminal Co., recorded in DB 4245, Pg 286, said point also located in the north right-of-way of West Market Street and being the Point of Beginning, having North Carolina Grid Coordinate values as follows; North 848,963.30', East 1,726,321.94' NAD 83; thence from the beginning and running with the north right-of-way of West Market Street (see deed to the North Carolina Department of Transportation recorded in DB 3858, Pg 2189) N 65°08' 30"W 149.72' to an Iron Rod Set; thence N 24°27'01" E passing through an Iron Pipe Found at a distance of 438.03', (said iron being the northeast corner of tax parcel 24) for a total distance of 666.68' to an Iron Pipe Found in the south line of PPG Industries, Inc. recorded in DB 2338, Pg. 140; thence running with PPG Industries Inc. S 65°08' 12" E 149.72' to an Iron Pipe found; thence running with Petroleum Fuel and Terminal Co. west line S 24°27'00" W 666.66' to the point and place of beginning, containing 2.2914 Acres.

TRACT II: 6910-6912 West Market Street, Greensboro, NC

Located in Guilford County N.C. and being a portion of lot “C” of the property of Motsinger Estate as recorded in Plat Book 43, Page 26, also designated as Tax Parcel twenty four (24). See deed to Triad Enterprises Inc. recorded in DB 3515, Pg 1640. A more particular description reads as follows;

Commencing at an Iron Rod Found located at the southwest corner of property belonging to Petroleum Fuel and Terminal Co., recorded in DB 4245, Pg 286 having North Carolina Grid Coordinate values as follows; North 848,963.30, East 1,726,321.94' NAD 83, said point also being in the north right-of-way of West Market Street; thence running with the north right-of-way of W. Market Street N 65°08'30" W 149.72' to an Iron Rod Set, the Point of Beginning; thence from the Beginning and continuing with the north right-of-way of West Market Street (see deed to the North Carolina Department of Transportation recorded in DB 3858, Pg. 2189) N 65°08'30" W 235.08' to an Iron Rod Set; thence running with the east line of Tax Parcel seven (7) also known as Lot 1, Map V “Flight Pattern Industrial Park” recorded in PB 93, Pg. 110, N 25°6'11'' E 438.08' to an iron rod set, said iron being the south line of Jerry R. Coleman, recorded in DB 4742, Pg. 1900, also known as Lot 2, Map V “Flight Pattern Industrial Park” recorded in PB 93, Pg. 110, thence running with the south line of Coleman S 65°07'39" E 230.09' to an Iron Pipe Found in the west line of Tax Parcel 10; thence running with the west line of Tax Parcel 10, S 24°27'01" W 438,03' to the point and place of beginning, containing 2.3389 Acres.

ALTA Commitment Form (6-17-06)	Commitment No: 14GBO98832

Order No.: 14GBO98832

EXHIBIT A (Continued)

TRACT III: 6900 West Market Street, Greensboro, NC

All that certain piece, parcel or tract of land lying and being in Morehead Township, Guilford County, North Carolina and being more particularly described as follows:

BEGINNING at an iron rod set located in the northern margin of the right-of-way of West Market Street at its intersection with the westernmost margin of the right-of-way of PPG Road and running from said point of beginning along the northern margin of West Market Street North 75°49'15" West 413.89 feet to an iron rod set, said rod being located in the southeastern corner of the property (now of formerly), of Triad Enterprises, Inc. (see Deed Book 2721, Page 847, Guilford County Registry); thence along the eastern line of the property of Triad Enterprises, Inc. North 13°46'00" East 666.52 feet to an existing iron pipe located in the southern line of the property (now or formerly), of Pittsburgh Plate Glass Co. (see Deed Book 2338, Page 140, Guilford County Registry; thence with the southern line of Pittsburgh Plate Glass Co. South 75°46'00" East 449.94 feet to an iron pipe in the western margin of the right-of-way of PPG Road; thence with the western margin of PPG Road South 13°45'55" West 629.44 feet to an iron rod set; thence continuing with the western margin of the right-of-way of PPG Road South 58°25'27’' West 51.31 feet to the point and place of BEGINNING, and containing 6.868 acres, more or less as shown on the map of survey prepared by Anderson and Associates, Inc. dated March 14, 1994, the same being a portion of Lots 8, 9, 10, 11 and 12 as shown on a plat entitled “Lindley Land” as recorded in Plat Book 9, Page 74, in the office of the Register of Deeds of Guilford County, North Carolina.

TOGETHER WITH those easement rights appurtenant to the above-described tract as set forth in Pipeline Agreements recorded in Book 1556, Page 152; Book 1556, Page 156; Book 1556, Page 162; and Book 1556, Page 166, Guilford County Registry.

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EXHIBIT A-1

Permitted Liens

(Greensboro, North Carolina terminal)

SCHEDULE B - SECTION 2

EXCEPTIONS

The Policy or Policies to be issued will contain exception to the following unless the same are disposed of to the satisfaction of the Company.

1.	Defects, liens, encumbrances, adverse claims or other matters, if any created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the proposed Insured acquires for value of record the estate or interest or mortgage thereon covered by this Commitment.

2.	The lien of all taxes for the year 2015 and thereafter, which are not yet due and payable.

3.	Building restriction lines, easements, and any other matters shown on map or plat recorded in Plat Book 9, Page 74; Plat Book 43, Page 26; and Plat Book 93, Page 110.

4.	Easement(s) or right(s)-of-way in favor of Department of Transportation recorded in Book 3863, Pages 971 and 973, located substantially as shown on survey by James H. Mauney, Jr., PLS, dated November 25, 2013 (the “Survey”).

5.	Easement(s) or right(s)-of-way in favor of North Carolina Department of Transportation recorded in Book 3858, Page 2189; and Book 3050, Page 677.

6.	Easement(s) or right(s)-of-way in favor of Triad Enterprises, Inc. recorded in Book 3743 Page 1857, located substantially as shown on the Survey, re-recorded in Book 3769, 1403; as assigned by Assignment and Transfer of Sewer Line Easement to City of Greensboro recorded in Book 3769, Page 1401.

7.	The following matter(s) as shown on the Survey, and any easement(s) or right(s)-of-way associated therewith:

a. various utility lines with reinforced concrete pipes; storm drainage lines, catch basins and manholes; guy wires; vent pipes; sanitary sewer lines and manholes; monitoring wells; power poles and power lines; water boxes located on the Land;

b. detention ponds;

c. fuel storage tanks and pumping station.

8.	Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title arising subsequent to November 25, 2013, that would be disclosed by an accurate and complete land survey of the Land made subsequent to said date.

9.	Discrepancies, variances, shortages or overages in the acreage of the Land.

10.	Rights or claims of parties in possession as tenants under unrecorded leases.

11.	Terms and conditions of, and rights of others in and to the use of the property subject to, the appurtenant easement(s) more particularly described in Exhibit A.

12.	Statutory liens of mechanics, laborers and materialmen that have performed or furnished

ALTA Commitment Form (6-17-06)	Commitment No:14GBO98832
titleTRAX ID:

3

EXHIBIT B

Terminal Permits/Contracts

(Greensboro, North Carolina terminal)

1. Service Agreement with Equilon Enterprises LLC dba Shell Oil Products US (customer) dated May 30, 2011.

2. Apex Air Permit, ID Number 07719R09, expires August 2021.

3. Apex SPCC Plan Permit, ID Number PK 12010PF-1, expires May 2018.

4. Apex FRP Permit, ID Number 56039.01, expires May 2018.

5. Apex NPDES Permit, ID Number NC0071463, expires August 2016.

4

EXHIBIT C

Inventories

(Greensboro, North Carolina Terminal)

5

EXHIBIT D

Form of Special Warranty Deed

NORTH CAROLINA SPECIAL WARRANTY DEED

Excise Tax:
Parcel Number 0099461, PIN #7824 69 6178, 6900 W. Market, Lot # 6.87 AC PT 8-12 PB 9-74 Lindley
Parcel Number 0099460, PIN #7824 69 4300, 6908 W. Market, Lot # 13 PT-12 PB 9-74 Lindley
Parcel Number 0099470, PIN #7824 69 1288, 6910 W. Market, Lot # 2.33 AC C PB 43-36 Motsinger

Verified by Guilford County on the _______ day of __________________________________________________, 20___, by ___________________________________________________________________________

Instrument Prepared by and	Location: Guilford County, Greensboro, North Carolina
after recording return to:
Deborah A. Weedman
8235 Forsyth Blvd., Suite 400
Clayton MO 63105

THIS DEED made this ______ day of December, 2014, by and between

GRANTOR	GRANTEE
Petroleum Fuel & Terminal Company, a Missouri corporation 8235 Forsyth Blvd., Suite 400 Clayton, MO 63105	Center Point Terminal Company, LLC, a Delaware limited liability company 8235 Forsyth Blvd., Suite 400 Clayton, MO 63105

Enter in appropriate block for each party: name, address, and, if appropriate, character of entity, e.g. corporation or partnership

The designation Grantor and Grantee as used herein shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

WITNESSETH, that Grantor, for a valuable consideration paid by Grantee, the receipt and sufficiency of which are hereby acknowledged, has and by these presents does grant, bargain, sell and convey unto Grantee and its successors and assigns, in fee simple, all those certain lots or parcels of land situated in Guilford County, Greensboro, North Carolina and more particularly described as follows (the “Property”):

See Exhibit “A” attached hereto and made a part hereof.

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Together with all buildings, improvements and appurtenances thereon and thereto, along with all of Grantor's rights, title and interest, if any, in and to all roadways, streets, alleys, easements and rights of way adjacent to or abutting the Property.

The Property hereinabove described was acquired by Grantor by instrument recorded in Book 4245 Page 286 and Book 6617 Page 1081. All or a portion of the property herein conveyed does not include the primary residence of a Grantor. A map showing the above described property is recorded in Plat Book 9 Page 74, and Plat Book 43 Page 26, Guilford County Registry.

TO HAVE AND TO HOLD the Property and all privileges and appurtenances thereto belonging to the Grantee in fee simple. This conveyance is made subject to all Permitted Liens found in Exhibit “B” hereto.

Grantor covenants with Grantee that the Property is free from all encumbrances made by Grantor other than as set forth above, and that Grantor does warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor, but against no other.

IN WITNESS WHEREOF, Grantor has executed this instrument as of the date first above written.

PETROLEUM FUEL & TERMINAL COMPANY

By:
Name:
Title:

STATE OF MISSOURI )
)	ss.
COUNTY OF ST. LOUIS	)

On this ___ day of ____________, 2014, before me, a Notary Public in and for said county and state, do hereby certify that ________________________________________ , to me personally known, appeared before me this day and acknowledged that he is the ____________ of Petroleum Fuel & Terminal Company, a Missouri corporation, and that by authority duly given and as the act of such entity, he signed the foregoing instrument on behalf of said corporation, and he acknowledged said instrument to be his free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the county and state aforesaid, the day and year first above written.

Notary Public
My commission expires:

7

EXHIBIT “A”

LEGAL DESCRIPTION

EXHIBIT A

Lying and being in Guilford County, North Carolina, and more particularly described as follows:

TRACT I: 6908 West Market Street, Greensboro, NC

Located in Guilford County, N.C and being the western half of lot 12 (12) and all of lot 13 (13), “Subdivision of Lindley Land” as recorded in Plat Book 9, Page 74 of the Guilford County Registry, also designated as Tax Parcel ten (10). See deed to Triad Enteiprises, Inc. recorded in DB 2721, Pg. 847. A more particular description reads as follows;

Commencing at NCGS Monument “281 E 201 COG 35" having North Carolina Grid Coordinate values as follows: North 847,776.26', East 1,728507,47', NAD 83 and a combined factor of number 0.99993609; thence a N.C. Grid Bearing and distance of N 61°29'31" W 2487.09' to an IRON Rod Found located at the Southwest corner of property belonging to Petroleum Fuel and Terminal Co., recorded in DB 4245, Pg 286, said point also located in the north right-of-way of West Market Street and being the Point of Beginning, having North Carolina Grid Coordinate values as follows; North 848,963.30', East 1,726,321.94' NAD 83; thence from the beginning and running with the north right-of-way of West Market Street (see deed to the North Carolina Department of Transportation recorded in DB 3858, Pg 2189) N 65°08' 30"W 149.72' to an Iron Rod Set; thence N 24°27'01" E passing through an Iron Pipe Found at a distance of 438.03', (said iron being the northeast corner of tax parcel 24) for a total distance of 666.68' to an Iron Pipe Found in the south line of PPG Industries, Inc. recorded in DB 2338, Pg. 140; thence running with PPG Industries Inc. S 65°08' 12" E 149.72' to an Iron Pipe found; thence running with Petroleum Fuel and Terminal Co. west line S 24°27'00" W 666.66' to the point and place of beginning, containing 2.2914 Acres.

TRACT II: 6910-6912 West Market Street, Greensboro, NC

Located in Guilford County N.C. and being a portion of lot “C” of the property of Motsinger Estate as recorded in Plat Book 43, Page 26, also designated as Tax Parcel twenty four (24). See deed to Triad Enterprises Inc. recorded in DB 3515, Pg 1640. A more particular description reads as follows;

Commencing at an Iron Rod Found located at the southwest corner of property belonging to Petroleum Fuel and Terminal Co., recorded in DB 4245, Pg 286 having North Carolina Grid Coordinate values as follows; North 848,963.30, East 1,726,321.94' NAD 83, said point also being in the north right-of-way of West Market Street; thence running with the north right-of-way of W. Market Street N 65°08'30" W 149.72' to an Iron Rod Set, the Point of Beginning; thence from the Beginning and continuing with the north right-of-way of West Market Street (see deed to the North Carolina Department of Transportation recorded in DB 3858, Pg. 2189) N 65°08'30" W 235.08' to an Iron Rod Set; thence running with the east line of Tax Parcel seven (7) also known as Lot 1, Map V “Flight Pattern Industrial Park” recorded in PB 93, Pg. 110, N 25°6'11'' E 438.08' to an iron rod set, said iron being the south line of Jerry R. Coleman, recorded in DB 4742, Pg. 1900, also known as Lot 2, Map V “Flight Pattern Industrial Park” recorded in PB 93, Pg. 110, thence running with the south line of Coleman S 65°07'39" E 230.09' to an Iron Pipe Found in the west line of Tax Parcel 10; thence running with the west line of Tax Parcel 10, S 24°27'01" W 438,03' to the point and place of beginning, containing 2.3389 Acres.

ALTA Commitment Form (6-17-06)	Commitment No: 14GBO98832

8

Order No.: 14GBO98832

EXHIBIT A (Continued)

TRACT III: 6900 West Market Street, Greensboro, NC

All that certain piece, parcel or tract of land lying and being in Morehead Township, Guilford County, North Carolina and being more particularly described as follows:

BEGINNING at an iron rod set located in the northern margin of the right-of-way of West Market Street at its intersection with the westernmost margin of the right-of-way of PPG Road and running from said point of beginning along the northern margin of West Market Street North 75°49'15" West 413.89 feet to an iron rod set, said rod being located in the southeastern corner of the property (now of Formerly), of Triad Enterprises, Inc. (see Deed Book 2721, Page 847, Guilford County Registry); thence along the eastern line of the property of Triad Enterprises, Inc. North 13°46'00"' East 666.52 feet to an existing iron pipe located in the southern line of the property (now or formerly), of Pittsburgh Plate Glass Co. (see Deed Book 2338, Page 140, Guilford County Registry; thence with the southern line of Pittsburgh Plate Glass Co. South 75°46'00" East 449.94 feet to an iron pipe in the western margin of the right-of-way of PPG Road; thence with the western margin of PPG Road South 13°45'55" West 629.44 feet to an iron rod set; thence continuing with the western margin of the right-of-way of PPG Road South 58°25'27" West 51.31 feet to the point and place of BEGINNING, and containing 6.868 acres, more or less as shown on the map of survey prepared by Anderson and Associates, Inc. dated March 14, 1994, the same being a portion of Lots 8, 9, 10, 11 and 12 as shown on a plat entitled “Lindley Land” as recorded in Plat Book 9, Page 74, in the office of the Register of Deeds of Guilford County, North Carolina.

TOGETHER WITH those easement rights appurtenant to the above-described tract as set forth in Pipeline Agreements recorded in Book 1556, Page 152; Book 1556, Page 156; Book 1556, Page 162; and Book 1556, Page 166, Guilford County Registry.

9

EXHIBIT “B”

PERMITTED LIENS

The lien of all taxes for the year 2015 and thereafter, which are not yet due and payable.

Building restriction lines, easements, and any other matters shown on map or plat recorded in Plat Book 9, Page 74; Plat Book 43, Page 26; and Plat Book 93, Page 110.

Easement(s) or right(s)-of-way in favor of Department of Transportation recorded in Book 3863, Pages 971 and 973, located substantially as shown on survey by James H. Mauney, Jr., PLS, dated November 25, 2013 (the “Survey”).

Easement(s) or right(s)-of-way in favor of North Carolina Department of Transportation recorded in Book 3858, Page 2189; and Book 3050, Page 677.

Easement(s) or right(s)-of-way in favor of Triad Enterprises, Inc. recorded in Book 3743, Page 1857, located substantially as shown on the Survey, re-recorded in Book 3769, Page 1403; as assigned by Assignment and Transfer of Sewer Line Easement to City of Greensboro recorded in Book 3769, Page 1401.

The following matter(s) as shown on the Survey, and any easement(s) or right(s)-of-way associated therewith:

a. various utility lines with reinforced concrete pipes; storm drainage lines, catch basins and manholes; guy wires; vent pipes; sanitary sewer lines and manholes; monitoring wells; power poles and power lines; water boxes located on the Land;

b. detention ponds;

c. fuel storage tanks and pumping station.

10

EXHIBIT E

Form of Bill of Sale

(Greensboro, North Carolina terminal)

For and in consideration of the sum of $1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Petroleum Fuel & Terminal Company (“Seller”) hereby sells, transfers and conveys to Center Point Terminal Company, LLC (“Buyer”) WHERE IS AND AS IS AND WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND EXCEPT AS SPECIFICALLY SET FORTH HEREIN AND IN THAT CONTRIBUTION AGREEMENT BY AND AMONG BUYER AND SELLER DATED AS OF December______, 2014 (the “Contribution Agreement”) all of Seller’s right, title and interest in and to all fixtures and personal property located at, or used in connection with, that certain terminal facility commonly known and numbered 6900, 6908, 6910-12 W. Market Street, Greensboro, North Carolina (the “Terminal”) and as described on Exhibit A to the Contribution Agreement, including but not limited to (i) storage tanks, truck racks, piping, pipelines, pumps, compressors, heaters, valves, fittings, products, fuel, vapor recovery units, tools, spare parts, mechanical equipment, appliances, computers and any other office equipment, furniture, cell phones, radios and supplies, (ii) vehicles, trailers and motors, (iii) intangible personal property relating to operations at the Terminal including contracts and agreements, and (iv) to the extent transferrable, operating permits, registrations and licenses.

The undersigned hereby warrants and represents that it has the right and authority to convey the above property and that it has clear and marketable title same, free and clear of all encumbrances, security interests and liens of any kind or nature.

Dated this ____ day of ___________, _____.

PETROLEUM FUEL & TERMINAL COMPANY

By

11

EXHIBIT F

Form of Assignment and Assumption Agreement of

Terminal Permits and Terminal Contracts

(Greensboro, North Carolina Terminal)

THIS ASSIGNMENT AND ASSUMPTION OF TERMINAL PERMITS AND TERMINAL CONTRACTS (this “Assignment”) is entered into on this _________day of _______, ____, by Petroleum Fuel & Terminal Company, a Missouri corporation and a wholly owned subsidiary of Apex Oil Company, Inc. (“Seller”), and Center Point Terminal Company, LLC, a Delaware limited liability company (“Purchaser”), pursuant to that certain Contribution Agreement dated December __, 2014 (the “Contribution Agreement”).

Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings attributed to them as set forth in the Contribution Agreement.

Seller, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, to the extent transferrable, hereby grants, bargains, conveys, assigns, transfers and delivers to Purchaser, and Purchaser accepts in full, all of Seller’s right, title and interest, legal and equitable, from and after the date hereof, in, to and under those certain Terminal Permits and Terminal Contracts listed on the exhibit hereto.

Purchaser hereby assumes and agrees to perform and discharge when due each and all of the obligations and liabilities of Seller, other than any Retained Liabilities, under each Terminal Permit and Terminal Contract, arising or accruing on or after the date hereof, in each case in accordance with and subject to all the terms, covenants and conditions of each such Terminal Permit and Terminal Contract, to the same extent and in the same manner as if Purchaser were the original contracting party, as appropriate.

This Assignment is delivered pursuant to and is subject to the terms and conditions of the Contribution Agreement. Nothing contained in this Assignment shall in any way supersede, modify, replace, amend, change, rescind, expand, exceed, enlarge, or in any way affect the provisions, including the representations, warranties, covenants, agreements, conditions, or in general, any rights, remedies or obligations of Seller or Purchaser set forth in the Contribution Agreement. In the event of any conflict or ambiguity between the terms of the Contribution Agreement and the terms of this Assignment, the terms of the Contribution Agreement shall govern and prevail, and any such provision in this Assignment shall be deemed to be amended to the extent necessary to eliminate any such conflict, inconsistency, ambiguity or difference.

This Assignment may not be modified, changed or supplemented, except by written instrument signed by all parties hereto, nor may any obligations hereunder be deemed waived, except by written instrument signed by the party against whom the waiver is to be effective.

This Assignment shall be governed by, and construed and enforced in accordance with the Applicable Law of the State of Delaware. Notwithstanding the foregoing, any issue arising hereunder directly pertaining to the real property including issues of conveyance or encumbrance shall be governed by the laws of the State of North Carolina and shall be subject to the venue selection provision set forth in the Contribution Agreement.

12

This Assignment shall be enforceable against and inure to the benefit of Seller and Purchaser and their respective successors and assigns. Nothing in this Assignment will be construed as conferring upon any Person other than Seller and Purchaser, and their respective successors in interest, any right, remedy or claim under or by reason of this Assignment.

This Assignment may be executed in any number of counterparts (including by means of telecopied or electronically transmitted signature pages) and all such counterparts taken together shall constitute one and the same agreement.

This Assignment and the Contribution Agreement, including all of the Schedules, Exhibits and attachments thereto and the agreements and documents referred to therein, constitutes the entire agreement and understanding between the parties with respect to the subject matter contained herein and supersedes any prior understandings, negotiations or agreements, whether written or oral, between them respecting such subject matter.

EACH PARTY HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY PROCEEDING IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF THIS ASSIGNMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, WHETHER PURPORTING TO BE AT LAW OR IN EQUITY, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

13

IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.

SELLER:

PETROLEUM FUEL & TERMINAL COMPANY

By:
Name:
Title:

PURCHASER:

CENTER POINT TERMINAL COMPANY, LLC

By:
Name:
Title:

14

Terminal Permits and Terminal Contracts

(Greensboro, North Carolina terminal)

1. Service Agreement with Equilon Enterprises LLC dba Shell Oil Products US (customer) dated May 30, 2011.

2. Apex Air Permit, ID Number 07719R09, expires August 2021.

3. Apex SPCC Plan Permit, ID Number PK 12010PF-1, expires May 2018.

4. Apex FRP Permit, ID Number 56039.01, expires May 2018.

5. Apex NPDES Permit, ID Number NC0071463, expires August 2016.

15

SCHEDULE 2.5

ENVIRONMENTAL RESPONSIBILITIES ADDENDUM

This Environmental Responsibilities Addendum (this “Addendum”) is attached to, governed by, and made a part of the Contribution Agreement dated December ____, 2014 (the “Agreement”) by and among Apex Oil Company, Inc., a Missouri corporation (“Apex”), Petroleum Fuel & Terminal Company, a Missouri corporation and wholly owned subsidiary of Apex (“PF&T”), World Point Terminals, LP, a Delaware limited partnership (the “Partnership”), and Center Point Terminal Company, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (“Center Point”) in respect of the contribution of certain assets at that certain Terminal Facility located at 6900 West Market Street, Greensboro, North Carolina 27409, all as specified in, and subject to the terms and conditions of, said Agreement.

RECITALS

A.           PF&T is contributing, transferring, assigning and conveying to Center Point, in accordance with the terms of the Agreement, the Terminal Assets;

B.           The Parties to the Agreement and this Addendum wish to allocate responsibility for environmental liabilities and claims associated with the Terminal Assets in accordance with the provisions hereof.

AGREEMENT

1.          Definitions. Capitalized terms used in this Addendum and not otherwise defined shall have the meanings ascribed to such terms in the Agreement. As used in this Addendum, the following terms have the meanings set forth below:

a.           “Environmental Baseline” means the known environmental facts, circumstances and conditions existing, initiated or occurring at the Terminal Facility prior to the Closing Date as disclosed or otherwise as described in the materials listed in Exhibit “A” attached hereto.

b.           “Environmental Claims” means any Adverse Consequences suffered or incurred by a Party by reason of or arising out of (i) any violation of Environmental Laws or (ii) any environmental event, condition or matter associated with or arising from the ownership or operation of the Terminal Facility (including the presence of Hazardous Substances on, under, about or migrating to or from the Terminal Facility or the disposal or release of Hazardous Substances generated by the operation of the Terminal Facility at thirty party locations) including (A) the cost and expense of any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation, risk-based closure activities or other corrective action required or necessary under Environmental Laws and (B) the cost and expense of the preparation and implementation of any closure, remedial, corrective action or other plans required or necessary under Environmental Laws.

16

c.           “Environmental Laws” has the meaning set forth in the Agreement.

d.           “Hazardous Substances” has the meaning set forth in the Agreement.

2.          Apex’s Indemnity.

a.           Indemnity. From the Closing Date, Apex and PF&T, jointly and severally, shall indemnify, defend and hold harmless the Partnership (including its general partner WPT GP, LLC), its Subsidiaries (including Center Point) and their respective officers, directors, employees, consultants and agents (the “World Point Protected Parties”), from and against any Environmental Claims arising out of the Environmental Baseline (including the Pipeline Leak as defined below) or arising from the ownership or operations of the Terminal Facility on or prior to the Closing Date (“Pre-Closing Environmental Liabilities”). In addition, the indemnity set forth in this Section 2(a) shall also be deemed to run to any subsequent owner or operator of all or any part of the Terminal Facility; provided that the Partnership causes such subsequent owners and occupiers of the Terminal Facility to agree to and assume in writing all of the Partnership’s covenants and obligations under this Addendum.

b.           February 2013 Pipeline Leak. On or about February 21, 2013 approximately 250 gallons of gasoline was released from an underground pipeline located at the Terminal Facility (the “Pipeline Leak”). The release was caused by a failed weld at one of the pipe’s joints. Apex sent required notification to the Governmental Authorities. Apex replaced the pipe and removed and properly disposed of approximately 110 tons of contaminated soil from around and beneath the pipe as detailed in that certain Initial Assessment Report dated April 2013. In July 2013, Apex submitted a Comprehensive Site Assessment Report documenting the soil and groundwater sampling associated with the Pipeline Leak. In September 2014, Apex submitted a proposed Corrective Action Plan; in December 2014, Apex submitted a revised Corrective Action Plan (collectively, the “Corrective Action Plan”). The Corrective Action Plan outlines the proposed work to be conducted by Apex to remediate soil and groundwater at the Terminal Facility. Apex and/or PF&T shall conduct any further environmental investigation and conduct remediation and/or any other activity required by Environmental Law to fully resolve the environmental impact of the Pipeline Leak.

c.           Expiration. Apex and PF&T’s indemnity obligations under this Addendum shall terminate on the fifth calendar year anniversary of the Closing Date; provided, however, that any such indemnification obligation with respect to a Pre-Closing Environmental Liability shall survive the time at which it would otherwise expire pursuant to this Section 2(c) if notice of such Pre-Closing Environmental Liability is properly given by the Party seeking indemnification to the Party from which indemnification is sought prior to such time.

3.          The Partnership’s Indemnity. From the Closing Date, the Partnership and Center Point, jointly and severally, shall indemnify, defend and hold harmless Apex, its Subsidiaries (including PF&T) and their respective officers, directors, employees, consultants and agents (the “Apex Protected Parties”), from and against any Environmental Claims arising from the ownership or operations of the Terminal Facility after the Closing Date (“Post Closing Environmental Liabilities”).

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4.          Indemnification Procedure.

a.           Notice and Tender of Indemnity Obligations. Section 8.3 of the Agreement shall govern the procedures for implementing the indemnification provisions hereof. The release was caused by a failed weld at one of the pipe’s joints; the pipe has been replaced.

b.           Apex’s Option to Remediate. Apex and/or PF&T, in their sole discretion, may choose to control, perform, or cause to be performed any environmental investigation, remediation and any other activity arising out of or responsive to their indemnity obligations under this Addendum, whether or not notices are tendered pursuant to Section 8.3 of the Agreement including, without limitation, the conduct of soil borings, installation of monitoring wells, soil and groundwater testing, site inspections, engineering studies or surveys, communications with Governmental Authorities and installation and operation of remediation equipment as necessary (“Apex’s Environmental Remediation”). Apex and PF&T agree to indemnify and hold harmless the World Point Protected Parties from and against any and all claims for personal injury or property damage arising out of Apex’s Environmental Remediation except to the extent that a World Point Protected Party’s negligence or other wrongful conduct may contribute to such personal injury or property damage. The indemnification obligation shall not include direct or indirect economic loss attributable to business interruptions resulting from performance of Apex’s Environmental Remediation provided that Apex and/or PF&T uses commercially reasonable efforts to minimize interference with Center Point’s operations of the Terminal Facility on or after the Closing Date. In accordance with applicable laws and regulations, Apex and PF&T shall be solely responsible for the proper disposal of any wastes generated by Apex’s Environmental Remediation, and Apex shall be identified as the generator of such wastes on manifests or other documents related thereto.

c.           Transfer of Pre-Closing Environmental Liabilities.         At such time as Apex and PF&T have satisfied the indemnity obligations under this Addendum, and to the extent there is at such time any regulatory oversight requirements currently in force, the Parties will cooperate to jointly seek an acknowledgment from the applicable Governmental Authority that the Partnership (or its designee) has assumed the obligations of such continued oversight requirements.

d.           Grant of License. Center Point grants a nonexclusive, irrevocable license to Apex and PF&T, and their respective employees, agents, servants, contractors and subcontractors to enter the Terminal Facility to perform Apex’s Environmental Remediation or otherwise to observe and monitor the performance of any activities arising out of, responsive to, or otherwise affecting the indemnity obligations under this Addendum.

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e.           Mutual Cooperation. Center Point understands activities associated with Apex’s Environmental Remediation may disturb or interfere with ingress to, egress from and use or operation of the Terminal Facility. Center Point agrees to accommodate Apex’s Environmental Remediation activity and not to restrict reasonable access to the Terminal Facility or unreasonably interfere with performance of Apex’s Environmental Remediation. Center Point agrees to cooperate with Apex and PF&T to obtain any and all permits and licenses that may be reasonably required for Apex’s Environmental Remediation and to execute any additional documents including, without limitation, permit applications, which may reasonably be required to complete Apex’s Environmental Remediation and effectuate the purposes of this Addendum. Apex and PF&T agree to conduct any Apex Environmental Remediation in such a manner so as to minimize any inconvenience to or interruption of Center Point’s conduct of business at the Terminal Facility including any of Center Point’s construction or development activities reasonably communicated prior to initiation of such development activities. Apex and/or PF&T shall regularly report to Center Point the status of any Apex Environmental Remediation. Upon Center Point’s written request, Apex and/or PF&T shall provide Center Point with copies of reports, final sampling data, or other materials related to Apex’s Environmental Remediation submitted to a Governmental Authority.

f.            Subsequent Owners. The Parties understand and agree that this Addendum shall not be recorded in the real property records of Guilford County, North Carolina. If Center Point sells, transfers, conveys, or leases the Terminal Facility to any Person, Center Point shall disclose the right of reasonable access set out in this section to such purchaser, transferee or lessee and obtain or reserve the same right of access to the Terminal Facility from such purchaser, transferee or lessee to Apex and PF&T’s benefit.

g.           Limitations Regarding Indemnification.

(i)          With respect to Environmental Claims that arise out of an event, condition or matter that is first discovered after the Closing Date, no Party shall be obligated to indemnify, defend and hold harmless the other until such time as the total aggregate amount of such Environmental Claim incurred by the Indemnified Party exceeds $100,000 (the “Environmental Deductible”), at which time the Indemnifying Party shall be obligated to indemnify the Indemnified Party for the excess of such Environmental Claim over the Environmental Deductible.

(ii)   For the avoidance of doubt, there is no deductible with respect to the indemnification owed by any Indemnifying Party other than that described in Section 4(g)(i) and no monetary cap on the amount of the indemnity coverage provided by any Indemnifying Party.

(iii)   NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL ANY PARTY’S INDEMNIFICATION OBLIGATION HEREUNDER COVER OR INCLUDE CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR SIMILAR DAMAGES OR LOST PROFITS (INCLUDING ANY DIMINUTION IN VALUE OF ANY PARTY’S RESPECTIVE INVESTMENT) SUFFERED BY ANY OTHER PARTY ENTITLED TO INDEMNIFICATION UNDER THIS ADDENDUM EXCEPT TO THE EXTENT RECOVERED IN A CLAIM BY A THIRD PARTY.

5.          Assignment. The rights, interest and obligations of this Addendum may not be assigned by any Party without the prior written agreement of all Parties to this Addendum.

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6.          Counterparts. This Addendum may be executed in two or more counterparts, and it shall not be necessary that the signatures of all Parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

7.          Governing Law and Jurisdiction. ANY QUESTIONS CONCERNING THE INTERPRETATION AND ENFORCEMENT OF THIS ADDENDUM SHALL BE GOVERNED BY THE LAW OF THE STATE OF MISSOURI WITHOUT THE APPLICATION OF ITS CHOICE OF LAW RULES. EACH PARTY GENERALLY AND UNCONDITIONALLY AND IRREVOCABLY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, SUBMIT TO (1) THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MISSOURI OR (2) IF SUCH UNITED STATES DISTRICT COURT DECLINES TO EXERCISE OR DOES NOT HAVE JURISDICTION, THE JURISDICTION OF THE CIRCUIT COURT OF ST. LOUIS COUNTY, MISSOURI. ALL PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH COURTS AND JURISDICTIONS. THE FOREGOING NOTWITHSTANDING, ANY QUESTION OR DISPUTE CONCERNING REAL OR PERSONAL PROPERTY RIGHTS SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE LOCATION OF THE APPLICABLE REAL OR PERSONAL PROPERTY.

8.          Rights and Remedies. The indemnification rights and remedies set forth in this Addendum shall, from and after the Closing, constitute the sole and exclusive remedies of the Parties with respect to any Environmental Claim or alleged breach of representation or warranty or non-performance, partial or total, of any covenant in the Agreement pertaining to the environmental condition of the Terminal Assets; provided, however, that nothing in this Section 8 shall prevent any Party from seeking injunctive or equitable relief in pursuit of its indemnification claims under this Addendum.

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed as of the date first written above.

PETROLEUM FUEL & TERMINAL COMPANY

By:
Name:
Title:

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WORLD POINT TERMINALS, LP

By: WPT GP, LLC, its general partner

By:
Name:
Title:

CENTER POINT TERMINAL COMPANY, LLC

By:
Name:
Title:

APEX OIL COMPANY, INC.

By:
Name:
Title:

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EXHIBIT A

ENVIRONMENTAL MATTERS

1.	North Carolina Department of Environmental and Natural Resources (NCDENR) Incident #95246:

A. 24-Hour Notification of Discharge Form submitted to DCDENR on 2/21/2013;

B. Initial Assessment Report submitted to DCDENR on 4/30/2013;

C. Comprehensive Assessment Report submitted to NCDENR on 6/30/2014;

D. Corrective Action Plan (CAP) submitted to NCDENR dated 9/11/2014; and

E. Amended CAP submitted to Guilford County Department of Public Health dated 12/2/2014.

2.	All matters disclosed in that certain Phase I Environmental Site Assessment prepared by Gannett Fleming dated November 2014, and all appendices attached thereto including that certain Phase I Environmental Site Assessment prepared by Shifrin & Associates, Inc. dated December 2013.

3.	All matters disclosed in that certain Phase I Environmental Site Assessment prepared by URS Corporation dated November 2007, and updated October 2008.

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SCHEDULE 2.6

AMENDMENT TO TERMINALING SERVICES AGREEMENT

(___________, ___)

This Amendment is made effective the __ day of ___________, ____ between Center Point Terminal Company, LLC, a Delaware limited liability company (“Terminal”) and Apex Oil Company, Inc., a Missouri corporation (“Customer”).

RECITALS

A.           Terminal and Customer are party to that certain Terminaling Services Agreement dated August 14, 2013, as amended (the “Agreement”), which Agreement provides for the storage and handling of various petroleum products as specified therein at the Terminal Facilities.

B.           Terminal and Customer desire to amend the Agreement pursuant to the terms and conditions contained herein.

AGREEMENT

In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows:

1.          Definitions. All capitalized terms not otherwise expressly defined herein shall have the respective meanings given thereto in the Agreement.

2.          Amendments.

2.1.          Terminal Facility. Terminal agrees, pursuant to the terms and provisions of the Agreement, to reserve at its newly acquired terminaling facility located at 6900 West Market Street, Greensboro, North Carolina (the “Greensboro Facility”) commingled, non-dedicated storage for Customer’s Products in one or more tanks having gross shell capacity of 664,107 barrels and the Greensboro Facility will be deemed a “Terminal Facility” for purposes of the Agreement..

2.2.          Term. The initial term with respect to the Greensboro Facility shall commence on __________ and continue for a period of three (3) years (the “Initial Term”). The agreement for storage at the Greensboro Facility shall automatically renew for successive one year terms after the end of the Initial Term (each such renewal term, the “Renewal Term” and, collectively, the “Renewal Terms”) unless either party notifies the other party in writing at least one hundred twenty (120) days prior to expiration of the Initial Term or the then current Renewal Term for the Greensboro Facility, as applicable, of its intent to cancel this agreement, in which event this agreement will terminate with respect to the Greensboro Facility at the end of such Initial Term or such Renewal Term, as applicable.

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2.3.          Charges. Customer agrees to pay the per barrel storage rate listed on Schedule B for the Greensboro Facility (the “Storage Rates”) on a monthly basis for the product volumes listed on Schedule B (the “Stipulated Volumes”) and Customer further agrees to pay any applicable Excess Storage Fees and Ancillary and Additive Services Fees as provided in the Agreement.

2.4.          Schedules. Schedules A, B and C of the Agreement shall be amended to reflect the foregoing and the addition of the Greensboro Facility.

3.          No Other Modifications. Nothing contained herein in any way impairs the Agreement or alters, waives, annuls, varies or affects any provision, condition or covenant therein, except as specifically set forth in this Amendment to the Agreement. All other terms and provisions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

CENTER POINT TERMINAL COMPANY, LLC

By:
Name:
Title:

APEX OIL COMPANY, INC.

By:
Name:
Title:

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SCHEDULE 3.4

World Point Disclosure Schedules – No Conflict; Required Filings and Consents

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SCHEDULE 4.3

No Conflict; Required Filings and Consents

Required consent of Lenders pursuant to Section 8.6(k) of the:

Second Amended and Restated Term Loan Agreement among Apex Holding Co., as Holding, Apex Oil Company, Inc., as Borrower, the Several Lenders from Time to Time Parties Hereto, and BNP Paribas, as Lead Arranger, Administrative Agent and Collateral Agent dated as of December 24, 2013; and

Fourth Amended and Restated Uncommitted Credit Agreement among Apex Holding Co. as Holding, Apex Oil Company, Inc., Clark Oil Trading Company and Enjet, LLC, as Borrowers, The Several Lenders from Time to Time Parties Hereto, and BNP Paribas, as Lead Arranger, Administrative Agent, Collateral Agent, Daylight Overdraft Lender, Swing Line Lender, Over-Line Lender and Issuing Lender dated as of December 24, 2013, of which consents have already been obtained.

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SCHEDULE 4.5

LICENSES, PERMITS

None.

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SCHEDULE 4.6

LITIGATION, LAWS AND REGULATIONS

Apex Oil Company, Inc. was served on 3/1/2013 with Notice of Regulatory Requirements from

North Carolina Department of Environmental and Natural Resources (NCDENR) regarding Incident #95246. Notice resulted from a February 21, 2013 incident in which approximately 250 gallons of gasoline were released from an underground pipe that is used to transfer gasoline from the Colonial Pipeline to the terminal facility. The cause of the release was a failed weld at a pipe joint. Compliance is ongoing in this matter and proceedings are pending.

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SCHEDULE 4.9

ENVIRONMENTAL MATTERS

1.	North Carolina Department of Environmental and Natural Resources (NCDENR) Incident #95246:

A. 24-Hour Notification of Discharge Form submitted to DCDENR on 2/21/2013;

B. Initial Assessment Report submitted to DCDENR on 4/30/2013;

C. Comprehensive Assessment Report submitted to NCDENR on 6/30/2014;

D. Corrective Action Plan (CAP) submitted to NCDENR dated 9/11/2014; and

E. Amended CAP submitted to Guilford County Department of Public Health dated 12/2/2014.

2.	All matters disclosed in that certain Phase I Environmental Site Assessment prepared by Gannett Fleming dated November 2014, and all appendices attached thereto including that certain Phase I Environmental Site Assessment prepared by Shifrin & Associates, Inc. dated December 2013.

3.	All matters disclosed in that certain Phase I Environmental Site Assessment prepared by URS Corporation dated November 2007, and updated October 2008.

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